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                                                               EXHIBIT 10.3(20)




                    THE G. B. DEALEY RETIREMENT PENSION PLAN

              (As Amended and Restated Effective January 1, 1988)
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                    THE G. B. DEALEY RETIREMENT PENSION PLAN



         A. H. Belo Corporation, a Delaware corporation, amends and completely restates The G. B. Dealey Retirement Pension Plan effective as of January 1, 1988. The Plan is a defined benefit pension plan intended to qualify under Code section 401(a), and the trust previously established pursuant to the Plan is an employees' trust intended to constitute a tax-exempt organization under Code section 501(a).

         The provisions of the Plan as amended and restated herein will apply to each Employee who completes an Hour of Service after December 31, 1987; provided, however, that an Employee's benefit which is protected from being decreased or eliminated in any respect under Code section 411(d)(6), and the Employee's vested interest in such benefit, will not be less under the terms of the Plan set forth below than under the terms of the Plan as in effect on December 31, 1987.

         Words and phrases with initial capital letters used throughout the Plan are defined in Article 1.





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                               TABLE OF CONTENTS


                                                                        Page
                                                                        ----

Article 1       Definitions   . . . . . . . . . . . . . . . . . . . .     1

Article 2       Participation . . . . . . . . . . . . . . . . . . . .    10

Article 3       Contributions . . . . . . . . . . . . . . . . . . . .    12

Article 4       Vesting . . . . . . . . . . . . . . . . . . . . . . .    13

Article 5       Retirement Benefits . . . . . . . . . . . . . . . . .    15

Article 6       Special Provisions Affecting
                Certain Participants  . . . . . . . . . . . . . . . .    19

Article 7       Forms of Retirement Benefits  . . . . . . . . . . . .    25

Article 8       Death Benefits  . . . . . . . . . . . . . . . . . . .    29

Article 9       Administration of the Plan and
                Trust Agreement . . . . . . . . . . . . . . . . . . .    32

Article 10      Limitations on Benefits . . . . . . . . . . . . . . .    37

Article 11      Restrictions on Distributions to
                Participants and Beneficiaries  . . . . . . . . . . .    45

Article 12      Top-Heavy Provisions  . . . . . . . . . . . . . . . .    48

Article 13      Adoption of the Plan by the
                Controlled Group Members  . . . . . . . . . . . . . .    54

Article 14      Amendment of the Plan . . . . . . . . . . . . . . . .    55

Article 15      Termination and Partial Termination . . . . . . . . .    56

Article 16      Miscellaneous . . . . . . . . . . . . . . . . . . . .    61

Appendix A      Participating Employers . . . . . . . . . . . . . . .   A-1

Appendix B      Actuarial Factors for Determining
                Certain Early Retirement Benefits . . . . . . . . . .   B-1





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                                   ARTICLE 1

                                  DEFINITIONS


         1.1 "Accrued Benefit" means a Participant's Normal Retirement Benefit which he has earned as of any date using the greater of the Participant's years of Credited Service or the years of Credited Service the Participant would earn if he remained an Employee until attaining age 65, multiplied by a fraction (not to exceed 1.0) the numerator of which is the Participant's years of Credited Service and the denominator of which is the years of Credited Service the Participant would earn if he remained an Employee until age 65.

         1.2 "Actuarial Equivalent" or "Actuarially Equivalent" means a form of benefit under which the aggregate payments expected to be received under one form of benefit are equal in value to the aggregate payments expected to be received under a different form of benefit using the interest rate and mortality factors set forth below.

                 (a) Interest rate. The interest rate used for purposes of computing optional forms of benefit payments (other than a single sum payment), and for purposes of computing any adjustments for benefits commencing on a date other than a Participant's Normal Retirement Date when such adjustment is not otherwise provided for in the Plan, for benefits that become payable before January 1, 1989, will be based on the interest rate used by the Pension Benefit Guaranty Corporation in the valuation of immediate annuities. As of January 1, 1983, and as of the beginning of each third calendar year before January 1, 1989, thereafter, the interest rate will be the average of the Pension Benefit Guaranty Corporation immediate annuity rates in effect on the first day of each month for the five-year period prior to such January 1, rounded to the nearest 0.5%, provided that no change will be made unless it increases or decreases the previous interest rate by at least one percentage point.

                 The interest rate used for purposes of computing optional forms of benefit payments (other than a single sum payment), and for purposes of computing any adjustments for benefits commencing on a date other than a Participant's Normal Retirement Date when such adjustment is not otherwise provided for in the Plan, for benefits that become payable after December 31, 1988, will be the Pension Benefit Guaranty Corporation immediate annuity rate in effect on the first day of the Plan Year; provided, however, that the amount





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of the Participant's Accrued Benefit determined using such interest rate will not be less than the amount of the Participant's Accrued Benefit as of December 31, 1988, using the interest rate determined under the preceding paragraph.

                 (b) Mortality. The mortality assumption used for purposes of computing optional forms of benefit payments, and for purposes of computing any adjustments for benefits commencing on a date other than a Participant's Normal Retirement Date when such adjustment is not otherwise provided for in the Plan, will be a unisex rate that is 50% male, 50% female, taken from the 1971 Group Annuity Mortality Table, Projected by Scale D to 1975.

                 Notwithstanding the foregoing, in calculating the present value of a Participant's benefit for purposes of the immediate distribution of a small benefit under Section 7.1(e), actuarial equivalence will be determined by using the Applicable Interest Rate.

                 The foregoing actuarial assumptions may be changed from time to time by amendment to the Plan. No Participant or Beneficiary will be deemed to have any right, vested or nonvested, to have his benefit computed under previously adopted actuarial assumptions, except to the extent required by Code section 411(d)(6) to prevent the reduction of a Participant's Accrued Benefit.

         1.3 "Applicable Interest Rate" means the interest rate or rates that would be used by the Pension Benefit Guaranty Corporation, as of the first day of the Plan Year in which a distribution is made, for purposes of determining the present value of the Participant's benefit under the Plan if the Plan had terminated on the first day of such Plan Year with insufficient assets to provide benefits guaranteed by the Pension Benefit Guaranty Corporation on that date.

         1.4 "Beneficiary" means the one or more persons or entities entitled to receive distribution of a benefit under the Plan in the event of a Participant's death.

         1.5 "Benefit Commencement Date" means the date upon which payment of a Participant's benefit commences.

         1.6 "Board of Directors" or "Board" means the Board of Directors of the Company.

         1.7 "Break in Service Year" means a Period of Absence of at least twelve consecutive months. A Break in Service Year





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will commence on the first day of an Employee's Period of Severance and will end on the day on which the Employee again performs an Hour of Service for a Controlled Group Member.

                 If any Employee who is absent from work with a Controlled Group Member because of (i) the Employee's pregnancy, (ii) the birth of the Employee's child, (iii) the placement of a child with the Employee in connection with the Employee's adoption of the child, or (iv) caring for such child immediately following such birth or placement, will be absent for such reason beyond the first anniversary of the first date of absence, his Period of Absence, solely for purposes of preventing a Break in Service Year, will commence on the second anniversary of the first day of absence from work. The period of absence from work between the first and second anniversaries of the first date of absence from work will not be counted as a Period of Absence or a period of Credited Service. The provisions of this paragraph will not apply to an Employee unless the Employee furnishes to the Committee such timely information that the Committee may reasonably require to establish (i) that the absence from work is for one of the reasons specified in this paragraph and
(ii) the number of days for which there was such an absence.

         1.8 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         1.9 "Committee" or "Administrative Committee" means the committee appointed under Article 9.

         1.10 "Company" means A. H. Belo Corporation, a Delaware corporation. The term "Company" will also include any successor employer, if the successor employer expressly agrees in writing as of the effective date of succession to continue the Plan and become a party to the Trust Agreement.

         1.11 "Compensation" means the earnings paid to an Employee by the Participating Employers which are subject to reporting on Internal Revenue Service Form W-2, excluding, however, (i) amounts includible in the Employee's income under Code section 83 with respect to restricted stock, (ii) amounts includible in the Employee's income by reason of the grant or exercise of a stock option, (iii) any other amounts includible in the Employee's income by reason of an award under the Company's 1986 Long Term Incentive Plan, as amended from time to time, (iv) moving expense reimbursements and (v) except as provided in the next sentence, contributions to or amounts paid to the Employee from this Plan or any other Qualified Plan. In addition, Compensation includes any contributions made by the





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Participating Employers on behalf of an Employee pursuant to a deferral election under an employee benefit plan containing a cash or deferred arrangement under Code section 401(k) or any amounts that would have been received as cash but for an election to receive benefits under a cafeteria plan meeting the requirements of Code section 125. Effective as of the first Plan Year beginning after December 31, 1988, the annual Compensation of an Employee taken into account for any purpose for any Plan Year will not exceed $200,000, as adjusted by the Secretary of the Treasury.

         1.12 "Controlled Group" means the Company and all other corporations, trades and businesses, the employees of which, together with employees of the Company, are required by the first sentence of subsection (b), by subsection (c), by subsection (m) or by subsection (o) of Code section 414 to be treated as if they were employed by a single employer.

         1.13 "Controlled Group Member" means each corporation or unincorporated trade or business that is or was a member of a Controlled Group, but only during such period as it is or was such a member.

         1.14 "Credited Service" means the period of time beginning on the date an Employee is first credited with an Hour of Service (or is again credited with an Hour of Service following his reemployment) and ending on the Employee's Termination Date. An Employee's Credited Service will also include each Period of Absence of less than 12 months and any periods during which he is in the service of the armed forces of the United States and his reemployment rights are guaranteed by law, provided he returns to employment with a Controlled Group Member within the time such rights are guaranteed. A "year of Credited Service" means each period of 365 days in an Employee's period of Credited Service, determined by aggregating periods of Credited Service that are not consecutive. If an Employee's aggregate Credited Service exceeds his whole years of Credited Service, he will receive credit for a fractional year of Credited Service determined by dividing the number of days of Credited Service that exceed his whole years of Credited Service by 365. For purposes of determining the amount of an Employee's Accrued Benefit (but not for purposes of determining his vested interest in his Accrued Benefit), Credited Service earned by the Employee (i) while employed by a Controlled Group Member that was not a Participating Employer will be taken into account unless the Employee was eligible to participate in another Qualified Plan by reason of such employment and (ii) during any period prior to January 1, 1982, during which the Employee was eligible to participate in the Plan but elected not to participate will be disregarded.





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         1.15    "Disability" or "Disabled" means disability for purposes of an
Employee's eligibility to receive disability benefits under the Company's long-term disability plan. An Employee who for any reason is not eligible to receive disability benefits under the Company's long-term disability plan will not be Disabled for purposes of the Plan.

         1.16 "Early Retirement Age" means the earlier of (i) the date on which a Participant has attained age 55 and has completed at least (A) for Participants who terminate employment before January 1, 1989, and who do not complete an Hour of Service thereafter, ten years of Credited Service and (B) for all other Participants, five years of Credited Service and (ii) the date on which a Participant has attained age 62.

         1.17    "Effective Date" means January 1, 1988.

         1.18 "Employee" means any person who (i) is employed by a Controlled Group Member if the relationship between a Controlled Group Member and such person would, for federal income tax purposes, constitute the legal relationship of employer and employee, or (ii) is a "leased employee" of a Controlled Group Member within the meaning of Code section 414(n)(2) but only for purposes of the requirements of Code section 414(n)(3).

         1.19    "Enrolled Actuary" means the enrolled actuary as defined by
Section 103(a)(4)(A) of ERISA, engaged by the Committee or the Company as the Plan's enrolled actuary.

         1.20 "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         1.21 "Final Monthly Compensation" means the average monthly compensation of a Participant during the ten full calendar years of employment with a Controlled Group Member immediately preceding his termination of employment or during all of his full calendar years of employment, if less than ten full calendar years.

         1.22 "Hour of Service" means each hour credited in accordance with the following rules:

                 (a) Credit for Services Performed. An Employee will be credited with one Hour of Service for each hour for which he is paid, or entitled to payment, by one or more Controlled Group Members for the performance of duties.





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                 (b)      Credit for Periods in Which No Services Are
Performed. An Employee will be credited with one Hour of Service for each hour for which he is paid, or entitled to payment, by one or more Controlled Group Members on account of a period of time during which no duties are performed (irrespective of whether the employment relationship has terminated); except that (i) no more than 501 Hours of Service will be credited under this subsection (b) to an Employee on account of any single continuous period during which he performs no duties (whether or not such period occurs in a single Plan
Year), (ii) an hour for which an Employee is directly or indirectly paid, or entitled to payment, on account of a period during which no duties are performed will not be credited to the Employee if the payment is made or due under a plan maintained solely for the purpose of complying with applicable workers' compensation or unemployment compensation or disability insurance laws, and (iii) Hours of Service will not be credited for a payment which solely reimburses an Employee for medical or medically related expenses incurred by the Employee. For purposes of this subsection (b), an Employee will be credited with Hours of Service on the basis of his regularly scheduled working hours per week (or per day if he is paid on a daily basis) or, in the case of an Employee without a regular work schedule, on the basis of 40 Hours of Service per week (or 8 Hours of Service per day if he is paid on a daily basis) for each week (or day) during the period of time during which no duties are performed; except that an Employee will not be credited with a greater number of Hours of Service for a period during which no duties are performed than the number of hours for which he is regularly scheduled for the performance of duties during the period or, in the case of an Employee without a regular work schedule, on the basis of 40 Hours of Service per week (or 8 Hours of Service per day if he is paid on a daily basis).

                 (c) Credit for Back Pay. An Employee will be credited with one Hour of Service for each hour for which back pay, irrespective of mitigation of damages, has been either awarded or agreed to by one or more Controlled Group Members; except that an hour will not be credited under both subsection (a) or (b), as the case may be, and this subsection (c), and Hours of Service credited under this subsection (c) with respect to periods described in subsection (b) will be subject to the limitations and provisions under subsection (b).

                 (d) Credit for Certain Absences. If an Employee is absent from work on or after the Effective Date for any period by reason of the pregnancy of the Employee, by reason of the birth of a child of the Employee, by reason of the





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placement of a child with the Employee, or for purposes of caring for a child for a period beginning immediately following the birth or placement of that child, the Employee will be credited with Hours of Service (solely for the purpose of determining whether he has a One Year Break in Service under the
Plan) equal to (i) the number of Hours of Service which otherwise would normally have been credited to him but for his absence, or (ii) if the number of Hours of Service under clause (i) is not determinable, 8 Hours of Service per normal workday of the absence, provided, however, that the total number of Hours of Service credited to an Employee under this subsection (d) by reason of any pregnancy, birth or placement will not exceed 501 Hours of Service. Hours of Service will not be credited to an Employee under this subsection (d) unless the Employee furnishes to the Committee such timely information as the Committee may reasonably require to establish that the Employee's absence from work is for a reason specified in this subsection (d) and the number of days for which there was such an absence.

                 (e) Manner of Counting Hours. No hour will be counted more than once or be counted as more than one Hour of Service even though the Employee may receive more than straight-time pay for it. With respect to Employees whose compensation is not determined on the basis of certain amounts for each hour worked during a given period and for whom hours are not required to be counted and recorded by any federal law (other than ERISA), Hours of Service will be credited on the basis of 10 Hours of Service daily, 45 Hours of Service weekly, 95 Hours of Service semi-monthly, or 190 Hours of Service monthly, if the Employee's compensation is determined on a daily, weekly, semi-monthly or monthly basis, respectively, for each period in which the Employee would be credited with at least one Hour of Service under this section. Except as otherwise provided in subsection (d), Hours of Service will be credited to Eligibility Computation Periods and Plan Years in accordance with the provisions of 29 C.F.R. Section 2530.200b-2, which provisions are incorporated in this Plan by reference.

         1.23 "Normal Retirement Benefit" means the retirement benefit payable as of the Normal Retirement Date to a Participant who terminates employment at age 65, determined in accordance with Section 5.1.

         1.24 "Normal Retirement Date" means the first day of the month coincident with or immediately following a Participant's attainment of age 65.





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         1.25    "Participant" means an Employee or former Employee who has met the applicable participation requirements of Article 2 (or the participation requirements of the Plan as in effect on December 31, 1987) and who has not yet received a distribution of the entire amount of his vested benefit under the Plan.

         1.26 "Participating Employer" means each Controlled Group Member set forth on Appendix A and any other Controlled Group Member or organizational unit of the Company or a Controlled Group Member which is designated as a Participating Employer under the Plan by the Board of Directors.

         1.27 "Period of Absence" means the period of time beginning on an Employee's Termination Date and ending on the date he again performs an Hour of Service.

         1.28 "Plan" means the defined benefit pension plan set forth herein, as amended from time to time.

         1.29 "Plan Year" means the period with respect to which the records of the Plan are maintained, which is the 12-month period beginning on January 1 and ending on December 31, and includes such periods prior to the Effective Date.

         1.30 "Primary Social Security Benefit" means the amount of monthly benefits which an Employee would be entitled to receive as his "primary insurance amount" determined on the assumption that (i) he has made or will make appropriate application for such benefits, (ii) no event occurs to delay or forfeit any part of such benefits, and (iii) if he terminates employment before age 65, he will continue to receive until age 65 remuneration (which would be treated as taxable wages for purposes of the Social Security Act) at the same rate as at the time of his termination of employment. In the case of an Employee who, from the later of January 1, 1951 or the date on which he attained 22 years of age, was continuously employed by one or more Controlled Group Members, his Primary Social Security Benefit will be computed as if, prior to the date of his termination of employment, he received no wages other than those paid by the Controlled Group Members. As used in this Section 1.30, the term "primary insurance amount" will have the same meaning as under the Social Security Act as amended and in effect on an Employee's termination of employment.

         1.31 "Qualified Joint and Survivor Annuity" means a monthly annuity for the life of a Participant and, after his death, a monthly survivor annuity for the life of the





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Participant's spouse which will be equal to 50% of the amount of the monthly annuity payable during the joint lives of the Participant and his spouse, which will be the Actuarial Equivalent of the normal form of benefit provided to an unmarried Participant.

         1.32 "Qualified Plan" means an employee benefit plan that is qualified under Code section 401(a).

         1.33 "Qualified Preretirement Survivor Annuity" means a monthly annuity for the life of the surviving spouse of a deceased Participant that is the Actuarial Equivalent of the Participant's Accrued Benefit determined as of the date of his death.

         1.34 "Termination Date" means the earlier of the date on which an Employee quits, retires, is discharged or dies, or the first anniversary of the date on which the Employee is absent from service with a Controlled Group Member for any other reason, such as vacation, holiday, sickness, disability, leave of absence or layoff. The phrases "terminates employment" and "termination of employment" when used with respect to an Employee will refer to an event that causes the date on which the event occurs to constitute the Employee's Termination Date.

         1.35 "Trust Agreement" means the agreement or agreements executed by the Company and the Trustee which establish a trust fund to provide for the investment, reinvestment, administration and distribution of contributions made under the Plan and the earnings thereon, as amended from time to time.

         1.36 "Trust Fund" means the assets of the Plan held by the Trustee pursuant to the Trust Agreement.

         1.37 "Trustee" means the one or more individuals or organizations who have entered into the Trust Agreement as Trustee(s), and any duly appointed successor.





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                                   ARTICLE 2

                                 PARTICIPATION


         2.1 Eligibility to Participate. Each Employee who was a Participant on December 31, 1987, will continue to participate in the Plan on the Effective Date. Each Employee who was not a Participant as of the Effective Date will become a Participant on the January 1 or July 1 next following the date on which he has both attained age 21 and completed a year of Credited Service, if he is then employed by a Participating Employer.

         2.2     Exclusions from Participation.

                 (a) Ineligible Employees. An Employee who is otherwise eligible to participate in the Plan will not become or continue as an active Participant if (i) except as otherwise provided in this subsection (a), he is covered by a collective bargaining agreement that does not expressly provide for participation in the Plan, provided that the representative of the Employees with whom the collective bargaining agreement is executed has had an opportunity to bargain concerning retirement benefits for those Employees; (ii) he is a nonresident alien who receives no earned income (within the meaning of Code section 911(d)(2)) from a Participating Employer which constitutes income from sources within the United States (within the meaning of Code section 861(a)(3)); (iii) he is a leased employee required to be treated as an Employee under Code section 414(n); (iv) he is employed by a Controlled Group Member or an organizational unit thereof that has not been designated as a Participating Employer by the Board; or (v) he is then on an approved leave of absence without pay or in the service of the armed forces of the United States. The exclusion provided in clause (i) of this subsection (a) will not apply to an Employee of The Dallas Morning News Company who is or becomes a member of the bargaining unit represented by the Dallas Typographical Union, Local No. 103, or to an Employee of WFAA Television, Inc. who is or becomes a member of the bargaining unit represented by the International Brotherhood of Electrical Workers.

                 (b) Exclusion after Participation. A Participant who becomes ineligible under subsection (a) will continue to earn Credited Service for purposes of determining his vested interest in his Accrued Benefit, but during the period of ineligibility the Participant's Credited Service will not be taken into account for purposes of determining the amount of his Accrued Benefit.





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
                 (c) Participation after Exclusion. An Employee or Participant who is excluded from active participation will be eligible to participate in the Plan on the first day he is no longer described in subsection (a) and is credited with one or more Hours of Service by a Participating Employer, provided that he has otherwise met the requirements of
Section 2.1. This subsection will apply to an Employee who returns from an approved leave of absence or from military leave and who would otherwise be treated as a new Employee under Section 2.3 only if he returns to employment with a Controlled Group Member immediately following the expiration of the leave of absence or, in the case of an Employee on military leave, during the period in which reemployment rights are guaranteed by law.

         2.3 Reemployment Provisions. All Credited Service is taken into account in determining eligibility to participate, except as otherwise provided in this Section.

                 (a) Termination of Employment before Participation. If an Employee terminates employment before becoming a Participant and is reemployed by a Controlled Group Member before incurring five consecutive Break in Service Years, he will become a Participant on the later of the date initially determined under Section 2.1, or the date he is credited with one or more Hours of Service by a Participating Employer after reemployment; but if he is reemployed by a Controlled Group Member after incurring five consecutive Break in Service Years, he will be treated as a new Employee for purposes of the Plan and his Credited Service completed before his reemployment will be disregarded in determining when he will become a Participant.

                 (b) Termination of Employment after Participation. A Participant who has a vested and nonforfeitable right to all or a portion of his Accrued Benefit at the time of his termination of employment will again become an active Participant immediately upon his reemployment by a Participating Employer. If any other Participant terminates employment and is reemployed by a Controlled Group Member before incurring a number of consecutive Break in Service Years equal to the greater of five or his years of Credited Service, he will again become an active Participant on the date he is credited with one or more Hours of Service by a Participating Employer; but if he is reemployed by a Controlled Group Member after incurring a number of consecutive Break in Service Years equal to the greater of five or his years of Credited Service, he will be treated as a new Employee and his Credited Service completed before his reemployment will be disregarded for purposes of determining when he will again become a Participant.





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                                   ARTICLE 3

                                 CONTRIBUTIONS


         3.1 Employer Contributions. Each Participating Employer will pay to the Trustee as a contribution for a Plan Year the amount, if any, determined by the Enrolled Actuary to be necessary to provide the benefits under Article 5 and, if applicable, Article 12, subject, however, to the Company's right to amend or terminate the Plan.

         3.2 Time of Payment. The contributions for a Plan Year to be made by each Participating Employer pursuant to this Article 3 will be paid to the Trustee not later than the date permitted under Section 412 of the Code and regulations thereunder for purposes of determining credits to the funding standard account for such Plan Year, unless a waiver of the minimum funding standard for such Plan Year has been obtained by the Participating Employers from the Internal Revenue Service.

         3.3 Participant Contributions Prohibited. A Participant may not make contributions to the Plan.





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                                   ARTICLE 4

                                    VESTING


         4.1     Determination of Vested Interest.

                 (a) Years of Credited Service. A Participant who terminates employment before January 1, 1989, and is not thereafter credited with an Hour of Service by a Controlled Group Member will earn a 100% vested and nonforfeitable interest in his Accrued Benefit upon his completion of ten years of Credited Service. The interest of each other Participant in his Accrued Benefit will become 100% vested and nonforfeitable upon his completion of five years of Credited Service. Prior to becoming 100% vested, a Participant will have no vested interest in his Accrued Benefit.

                 (b) Accelerated Vesting. A Participant's interest in his Accrued Benefit will become 100% vested and nonforfeitable without regard to his years of Credited Service (i) on his attainment of Early Retirement Age while he is an Employee, (ii) on his death while he is an Employee, or (iii) in the event of a Change in Control (as defined in Section 5.7(b)) while he is an Employee.

         4.2 Unclaimed Distribution. If the Committee cannot locate a person entitled to receive a benefit under the Plan within a reasonable period (as determined by the Committee in its discretion), the amount of the benefit will be treated as a forfeiture during the Plan Year in which the period ends. If, before final distributions are made from the Trust Fund following termination of the Plan, a person who was entitled to a benefit which has been forfeited under this Section makes a claim to the Committee or the Trustee for his benefit, the amount of his benefit that was previously forfeited will be restored and paid to him in accordance with the terms of the Plan.

         4.3 Reemployment Provisions. If a Participant who has a vested and nonforfeitable interest in his Accrued Benefit terminates employment and again becomes an Employee, his years of Credited Service completed before his reemployment will be included in determining his vested and nonforfeitable interest after he again becomes an Employee. If any other Employee or Participant terminates employment and again becomes an Employee before incurring a number of consecutive Break in Service Years equal to the greater of five or his years of Credited Service, his years of Credited Service completed before his reemployment will be included in determining his vested and nonforfeitable interest after he again becomes an Employee; but if he is reemployed after incurring a number of consecutive Break in Service Years equal to the greater of five or his years of Credited Service, his years of Credited Service completed before his reemployment will be disregarded for purposes of determining his vested and nonforfeitable interest after he again becomes an Employee.

         4.4 Application of Forfeited Benefits. The amount of a Participant's benefit that is forfeited pursuant to this Article will not be applied to increase the benefits of Participants at any time but will be applied to reduce Participating Employer contributions to the Plan.

         4.5     Special Provisions Applicable to Certain Participants.
Article 6 contains special vesting provisions applicable to certain
Participants.

                                   ARTICLE 5

                              RETIREMENT BENEFITS


         5.1 Normal Retirement Benefit. A Participant who terminates employment at age 65 will receive a monthly retirement benefit beginning on his Normal Retirement Date in an amount equal to the difference between (i) 1.75% of the Participant's Final Monthly Compensation multiplied by his years of Credited Service and (ii) 1.50% of his Primary Social Security Benefit multiplied by his years of Credited Service up to 40 such years; provided, however, that a Participant who was an Employee on January 1, 1978, and who was an active Participant in the Plan on December 31, 1977, will receive a minimum monthly benefit beginning on his Normal Retirement Date equal to 1% of his Final Monthly Compensation multiplied by his years of Credited Service.

         5.2 Early Retirement Benefit. A Participant who terminates employment for any reason other than death or total and permanent disability at or after his Early Retirement Age and before age 65 will be entitled to receive a monthly retirement benefit beginning on his Normal Retirement Date in an amount equal to his Accrued Benefit determined as of the date he terminated employment. If the Participant elects to receive his early retirement benefit as of the first day of any month before his Normal Retirement Date, his Accrued Benefit will be reduced by 1/180th for each of the first 60 months and by 1/360th for each of the next 60 months by which his Benefit Commencement Date is earlier than his Normal Retirement Date.

         5.3 Late Retirement Benefit. A Participant who remains or again becomes an Employee after attaining age 65 will receive a monthly retirement benefit beginning on the first day of the month immediately following his termination of employment. The amount of the Participant's late retirement benefit will be determined under the benefit formula set forth in Section 5.1 by taking into account the Participant's Compensation and years of Credited Service after age 65 and will be reduced (but not below zero) to the extent permitted under Code section 411(b)(1)(H) and the regulations thereunder by the Actuarial Equivalent of any in-service distributions made to the Participant under the Plan after age 65 and by the amount of any adjustments made under the Plan as in effect on December 31, 1987, to the Participant's retirement benefit attributable to the delay in the payment of benefits after attainment of age 65 and prior to January 1, 1989. In no event, however, will the Participant's late retirement benefit be less than his Accrued Benefit determined at age 65. For purposes of this Section, a Participant who attains age 65 will be considered to have terminated employment on the first day of any month he is not employed in Section 203(a)(3)(B) service within the meaning of the Department of Labor regulations (29 C.F.R. Section 2530.203-3(c)).

         5.4 Deferred Vested Benefit. A Participant who has a vested interest in his Accrued Benefit and who terminates employment before attaining age 55 for any reason other than death or total and permanent disability will be entitled to receive a monthly retirement benefit beginning on his Normal Retirement Date in an amount equal to his Accrued Benefit determined as of the date he terminated employment. If the Participant elects to begin receiving his retirement benefit as of the first day of any month after attaining age 55 and before his Normal Retirement Date, his Accrued Benefit will be reduced by the factors set forth in Section 5.2 for each month that his Benefit Commencement Date is earlier than his Normal Retirement Date.

                 Article 6 contains special provisions relating to the payment of deferred vested benefits for certain Participants.

         5.5 Disability Benefit. A Participant who has a Disability prior to attaining age 65 will continue to accrue a benefit during the entire period of his Disability only if he returns to permanent, full-time employment with a Participating Employer immediately following the termination of his Disability. For purposes of determining the amount of the benefit accrued during Disability, the Participant's Compensation will be deemed to be his annualized rate of Compensation as of the date of his Disability, and the Participant will earn Credited Service during the period in which he receives Disability benefits.

                 A Participant who becomes totally and permanently disabled (as hereafter defined) before attaining age 65 and is not eligible for benefits under the Company's long-term disability plan will be fully vested in his Accrued Benefit without regard to his years of Credited Service and will be entitled to receive a monthly benefit beginning on the first day of the month immediately following the date of his disability in an amount equal to his Accrued Benefit determined as of such date. The amount of such disability benefit will not be actuarially reduced to reflect the fact that it is being paid prior to the Participant's Normal Retirement Date. A Participant will be totally and permanently disabled for purposes of this paragraph only if he is eligible to receive disability benefits under the Social Security Act. A Participant who is eligible to receive a monthly benefit under this paragraph will continue to receive such benefit only if he submits evidence to the Committee, in such form and at such times as the Committee may reasonably request, that he continues to qualify for disability benefits under the Social Security Act.

         5.6     Reemployment Provisions.

                 (a) Determination of Credited Service. If a Participant terminates employment and again becomes an Employee, his years of Credited Service completed before his reemployment will be taken into account for purposes of determining the amount of his Accrued Benefit only to the extent such years of Credited Service are included under Section 4.3 in determining his vested and nonforfeitable interest in his Accrued Benefit after he again becomes an Employee.

                 (b) Adjustment to Accrued Benefit. If a Participant receives a benefit payment after terminating employment and again becomes an Employee, the amount of his Accrued Benefit that becomes payable upon his subsequent termination of employment will be reduced by the Actuarial Equivalent of the payments previously made to him.

         5.7     Benefits Payable Following a Change in Control.

                 (a) Increase in Benefits. Upon a Change in Control (as defined in subsection (b) below), provided the Board has not adopted a resolution prior thereto causing this Section to become inoperative, (i) the Accrued Benefits of all Participants who are Employees on the date a Change in Control occurs will be fully vested and nonforfeitable and (ii) the excess (if any) (hereinafter, the "Excess") of Plan assets over the present value of accrued benefits (as determined in accordance with Section 4044 of ERISA) will be applied to provide such Participants with an additional vested benefit equivalent to the benefit such Participants would have received under the regulations of the Pension Benefit Guaranty Corporation providing for the allocation of residual assets of plans that do not provide for a reversion (29 C.F.R. Section 2618.32(a)), with the provisions of such regulations applied solely to Participants who are Employees on the date a Change in Control occurs, if the Plan had terminated on the date of Change in Control, so that, immediately after such increase, the Excess over the present value of vested accrued benefits is zero. If, however, the allocation method provided under this subsection (a) is not acceptable to the Internal Revenue Service or the Pension Benefit Guaranty Corporation, the Excess will be allocated on a pro rata basis according to the product of the Final Monthly Compensation of each Participant multiplied by the Participant's years of Credited Service; and if that method of allocation is still not acceptable to the Internal Revenue Service or the Pension Benefit Guaranty Corporation, the Excess will be allocated on any reasonable basis acceptable to the Internal Revenue Service and the Pension Benefit Guaranty Corporation.

                 (b) Change in Control Defined. For purposes of this Section, the term "Change in Control" means (i) an event or series of events by which any group (within the meaning of Rule 12b-2 promulgated under the Securities Exchange Act of 1934), entity or person (other than the Company, any subsidiary, or any savings, pension or other benefit plan for the benefit of employees of the Company or its subsidiaries) that theretofore beneficially owned (within the meaning of Rule 13d-3 promulgated under such Act) less than 30% of the total number of outstanding shares of common stock of the Company (including common stock and, if issued and outstanding, Series A Common Stock and Series B Common Stock, hereafter "Common Stock"), acquires shares of Common Stock in a transaction or series of transactions that results in such group or person directly or indirectly owning beneficially more than 30% of the total number of outstanding shares of Common Stock, (ii) approval by the Company's shareholders (or, if such approval is not required, consummation) of a merger in which the Company does not survive as an independent, publicly-owned company, a consolidation, or a sale, exchange or other disposition of all or substantially all the Company's assets, or (iii) a change in the composition of the Board of Directors during any period of two consecutive years such that the individuals who at the beginning of such period were members of the Board of Directors cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Company's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of such period.

         5.8 Special Benefit Provisions. Article 6 sets forth special provisions affecting the calculation of benefits for certain Participants.

         5.9 Limitation on Benefits. Article 10 sets forth certain rules under Code section 415 that limit the amount of a Participant's retirement benefits under the Plan.

                                   ARTICLE 6

                          SPECIAL PROVISIONS AFFECTING
                              CERTAIN PARTICIPANTS


         6.1 Priority Over Other Provisions. The provisions set forth in this Article will supersede any conflicting provisions of Articles 4, 5 and 8.

                 The provisions of Sections 6.2 through 6.8 apply to any Employee who (i) immediately prior to January 30, 1984, was employed by a D&B Affiliate (as defined below), (ii) effective January 30, 1984, became employed by a Controlled Group Member that was a Participating Employer on such date, and (iii) prior to March 30, 1984, did not return to employment with The Dun & Bradstreet Corporation or any of its affiliates.

                 The remaining Sections of this Article apply to certain former Employees who ceased to be active Participants as a result of the sale or other disposition of a business by a Controlled Group Member.

         6.2 Definitions Used in this Article. The following words and phrases, when used with initial capital letters, will have the meanings set forth below.

                 (a) "Accrued Social Security Benefit" means the amount of monthly benefit which an Employee would be entitled to receive as his primary insurance amount at age 65 under the Social Security Act in effect at the earlier of the Employee's Normal Retirement Date or termination of employment assuming (i) that he has made or will make appropriate application for such benefits, (ii) that no event occurs to delay or forfeit any part of such benefit, (iii) that wages cease upon the earlier of Normal Retirement Date or termination of employment, and (iv) that the Employee had no wages prior to his date of employment with The Dun & Bradstreet Corporation, or prior to the later of his date of employment with a D&B Affiliate and either April 1, 1980, in the case of employment with WVEC Television, Inc., or January 1, 1972, in the case of employment with any other D&B Affiliate.

                 (b) "Average Final Compensation" means the average of the Employee's monthly Compensation (excluding, however, amounts received prior to January 1, 1984, as severance pay, payments dependent upon any contingency after the period of Credited Service and any other special remuneration) during the five consecutive calendar years in the last ten calendar years of his Credited Service (or during the total number of calendar years of Credited Service if fewer than five) producing the highest average monthly Compensation. For purposes of determining an Employee's Compensation for periods prior to January 30, 1984, (i) service with a nonparticipating affiliated company under the D&B Plan will be deemed Credited Service and (ii) in the event an Employee completed at least 1,000 but less than 1,800 hours of service in any prior calendar year, his earnings will be annualized for such prior year. Compensation for periods after December 31, 1983, will be determined under Section 1.11.

                 (c) "Belo Factor" means the factor determined in accordance with the table set forth in Part II of Appendix B.

                 (d) "Belo Service" means an Employee's total Credited Service taken into account for purposes of determining his Accrued Benefit less his D&B Service. An Employee's total Credited Service for this purpose will be determined by aggregating (i) his years of Credited Service under the D&B Plan as of December 30, 1983, (ii) for the period January 1, 1984, through December 31, 1984, the greater of his Credited Service under the D&B Plan through January 30, 1984, and his Credited Service determined under Section 1.14 during such entire period, provided that no Credited Service will be granted for the period January 1, 1984 to January 30, 1984, unless the Employee was a participant in the D&B Plan, and (iii) his Credited Service determined under
Section 1.14 beginning on January 1, 1985. Notwithstanding the foregoing, an Employee's Credited Service under (i) above will not include any period of service prior to April 1, 1980, with respect to an Employee who immediately prior to January 30, 1984, was employed by WVEC Television, Inc., or prior to January 1, 1972, with respect to any other Employee.

                 (e) "D&B Affiliate" means the following Delaware corporations: (i) Great Western Broadcasting Corporation, (ii) Gulf Television Corporation, (iii) KOTV, Inc. and (iv) WVEC Television, Inc.

                 (f) "D&B Factor" means the factor determined in accordance with the applicable table set forth in Part I of Appendix B.

                 (g) "D&B Plan" means the Master Retirement Plan of The Dun & Bradstreet Corporation as in effect immediately prior to January 30, 1984.

                 (h) "D&B Service" means the years of service credited to an Employee under the D&B Plan as of January 30, 1984, for benefit accrual purposes.

                 (i) "Final Monthly Compensation" means the amount determined under Section 1.21, subject to the following adjustments: (i) Compensation received during the period prior to January 1, 1984, will exclude severance pay, payments dependent upon any contingency after the period of Credited Service and any other special remuneration; and (ii) if during any calendar year prior to January 1, 1984, an Employee completed at least 1,000 but less than 1,800 hours of service, Compensation for such calendar year will be annualized.

         6.3 Vesting Credit. An Employee's Credited Service for purposes of determining his vested interest in his Accrued Benefit under Article 4 will be determined by aggregating (i) his years of service for vesting purposes under the D&B Plan as of December 31, 1983, (ii) for the period from January 1, 1984, through December 31, 1984, the greater of his service for vesting purposes under the D&B Plan through January 30, 1984, and his Credited Service determined under Section 1.14 during such entire period and (iii) his Credited Service determined under Section 1.14 for the period beginning on January 1, 1985.

         6.4 Normal Retirement Benefit. An Employee's Normal Retirement Benefit will be equal to the sum of the benefits described in subsections (a) and (b) below.

                 (a) D&B Benefit. The benefit under this subsection will be (i) 1.7% of the Employee's Average Final Compensation multiplied by his years of D&B Service, but in no event more than 25 such years, plus (ii) 1.0% of his Average Final Compensation multiplied by his years of D&B Service in excess of 25 years, minus (iii) 1.7% of his Accrued Social Security Benefit multiplied by his years of D&B Service, but in no event more than 25 years, minus (iv) 0.5% of his Accrued Social Security Benefit multiplied by his years of D&B Service in excess of 25 years; provided, however, that the total offset in clauses (iii) and (iv) will not exceed 50% of his Primary Social Security Benefit.

                 (b) Belo Benefit. The benefit under this subsection will be (i) 1.75% of the Employee's Final Monthly Compensation multiplied by his years of Belo Service, minus the lesser of (ii) 1.5% of his Primary Social Security Benefit multiplied by the years of Belo Service he would have accrued if he had remained an Employee to his Normal Retirement Date not in excess of 40 such years, multiplied by a fraction, the numerator of which is his years of Belo Service and the denominator of which is the years of Belo Service he would have accrued if he had remained an Employee to his Normal Retirement Date, or (iii) 60% of his Primary Social Security Benefit multiplied by a fraction, the numerator of which is the sum of his years of D&B Service and his years of Belo Service and the denominator of which is the sum of the numerator plus his years of Credited Service determined as if he had remained an Employee to his Normal Retirement Date, less 1.7% of his Accrued Social Security Benefit multiplied by his years of D&B Service not in excess of 25 such years, less 0.5% of his Accrued Social Security Benefit multiplied by his years of D&B Service in excess of 25 years, but with no more than 15 years of such additional D&B Service to be taken into account.

                 (c) Minimum D&B Benefit. In no event will the benefit determined under subsection (a) be less than the sum of (i) any prior benefits maintained or frozen for the Employee under the D&B Plan and (ii) $100.00 multiplied by his years of D&B Service and divided by 12.

                 (d) Limitation on D&B Benefit. An Employee will not be entitled to any benefit computed under subsection (a) if he is entitled to receive from the D&B Plan benefits accrued for periods of employment prior to January 30, 1984.

         6.5 Early Retirement Benefit. The monthly retirement benefit for an Employee who had attained age 55 and completed at least ten years of service for vesting purposes under the D&B Plan as of January 30, 1984, and who elects to receive his retirement benefit before his Normal Retirement Date will be the sum of the benefits described in subsections (a) and (b) below.

                 (a) D&B Benefit. The early retirement benefit under this subsection will be the greater of the benefit described in Section 6.4(a) multiplied by the D&B Factor or the benefit described in Section 6.4(c) multiplied by the D&B Factor. The early retirement benefit under this subsection will be subject to the same limitation described in Section 6.4(d).

                 (b) Belo Benefit. The early retirement benefit under this subsection will be the benefit described in Section 6.4(b)(i) multiplied by the Belo Factor minus the lesser of the offset described in Section 6.4(b)(ii) multiplied by the Belo Factor or the offset described in Section 6.4(b)(iii) multiplied by the D&B Factor.

         6.6 Late Retirement Benefit. If an Employee had attained age 65 on or before January 30, 1984, his late retirement benefit determined under
Section 5.3 will be determined by taking into account the actuarial present value of the Employee's retirement benefit determined under Section 6.4(a) at January 30, 1984, (calculated by using the interest and mortality assumptions used under the Plan for purposes of determining actuarial equivalence) and the interest credited to such benefit under the Plan as in effect on December 31, 1987 for periods before January 1, 1989.

         6.7 Death Benefits. For purposes of the death benefit payable under Section 8.1 to an Employee who had attained age 55 and had completed at least ten years of service for vesting purposes under the D&B Plan as of January 30, 1984, Actuarial Equivalence will be determined by applying the factors set forth on Appendix B.

         6.8 Reemployment Provisions. If an Employee terminated employment and was rehired prior to January 30, 1984, and as a result of such termination his prior service was disregarded under the D&B Plan, such prior service will be reinstated if the Employee either completes five consecutive years of Credited Service following his reemployment or remains an Employee until he attains age 65.

         6.9 Former Employees at KFDM-TV. The Accrued Benefit (determined under the terms of the Plan in effect on December 31, 1987) of each Employee of Belo Broadcasting Corporation who was employed at KFDM-TV at Beaumont, Texas, on January 4, 1984, and who was an active Participant in the Plan on that date is 100% vested and nonforfeitable. Benefit payments will be made to each such Participant in accordance with the terms of the Plan no earlier than the date on which such Participant is both no longer employed by Federated Newspapers, Inc. and no longer employed at KFDM-TV.

         6.10 Former Employees at KRQX (AM) and KZEW (FM). The Accrued Benefit (determined under the terms of the Plan in effect on December 31, 1987) of each Employee of Dallas Radio, Inc. who was employed at KRQX (AM) or KZEW
(FM) on December 31, 1986, and who was an active Participant in the Plan on that date is 100% vested and nonforfeitable. Benefit payments will be made to each such Participant in accordance with the terms of the Plan no earlier than the date on which such Participant is both no longer employed by Anchor Media, Ltd. and no longer employed at KRQX (AM) or KZEW (FM).

         6.11 Former Employees at KOA (AM) and KOAQ (FM). The Accrued Benefit (determined under the terms of the Plan in effect on December 31, 1987) of each Employee of Belo Radio, Inc. who was employed at KOA (AM) or KOAQ (FM) on August 12, 1987, and who was an active Participant in the Plan on that date is 100% vested and nonforfeitable. Benefit payments will be made to each such Participant in accordance with the terms of the Plan no earlier than the date on which such Participant is both no longer employed by Jacor Communications, Inc. and no longer employed at KOA (AM) or KOAQ (FM).

                                   ARTICLE 7

                          FORMS OF RETIREMENT BENEFITS


         7.1     Forms of Retirement Benefit.

                 (a) Unmarried Participant. The normal form of payment of retirement benefits for a Participant who is not married on his Benefit Commencement Date will be a ten-year certain and continuous annuity, consisting of equal monthly payments during the Participant's lifetime beginning on his Benefit Commencement Date, and if the Participant dies before he has received 120 monthly payments, monthly payments in the same amount will be continued to his Beneficiary until the Participant and his Beneficiary have received a total of 120 monthly payments. In the event that an unmarried Participant has a former spouse who pursuant to Section 7.2(b) is treated as a spouse or surviving spouse, the Participant will be deemed to be a married Participant hereunder to the extent required by Section 7.2(b).

                 (b) Married Participant. The normal form of payment of benefits for a Participant who is married on his Benefit Commencement Date will be a Qualified Joint and Survivor Annuity, unless an optional form of benefit is elected pursuant to a Qualified Election as defined in Section 7.2(a) within the 90-day period prior to his Benefit Commencement Date.

                 (c) Optional Forms of Retirement Benefit. The optional forms of retirement benefit under the Plan, each of which will be the Actuarial Equivalent of the ten-year certain and continuous annuity described in subsection (a) above, will be (i) a straight-life annuity, consisting of equal monthly payments beginning on a Participant's Benefit Commencement Date and ending with the monthly payment due immediately prior to his death; (ii) a contingent annuitant annuity, consisting of equal monthly payments beginning on the Participant's Benefit Commencement Date and, following his death, continued monthly payments to his Beneficiary in an amount equal to not less than 50% nor more than 100% (as the Participant will elect) of the monthly benefit payments made to the Participant, provided, however, that if the Beneficiary dies after the Benefit Commencement Date, the amount of monthly benefit payments to the Participant will not be increased and will cease with the monthly benefit payment due immediately prior to his death; and (iii) for a married Participant, a ten-year certain and continuous annuity, described in subsection
(a).

                 (d) Election of Optional Form. Subject to Section 7.2, a Participant may elect in writing, on a form provided by the Committee, to have his monthly retirement benefit paid in one of the optional forms. An election will be effective only if the Participant is alive on his Benefit Commencement Date. The period for making the election will be for at least 90 days following the furnishing of all applicable information to the Participant by the Committee and ending not earlier than 90 days before the Participant's Benefit Commencement Date.

                 (e) Exception for Small Benefits. If the present value of a Participant's vested Accrued Benefit does not exceed $3,500 and payment of benefits has not commenced, the Committee will distribute the benefit as an immediate single-sum payment notwithstanding any other provision of the Plan. For purposes of determining whether the present value of a Participant's vested Accrued Benefit exceeds $3,500, the present value of such benefit will be calculated by using the Applicable Interest Rate.

         7.2     Special Annuity Provisions.

                 (a) Qualified Election. For purposes of Section 7.1(b), "Qualified Election" means a waiver of a Qualified Joint and Survivor Annuity which meets the requirements of this subsection. The waiver must be in writing and must be consented to by the Participant's spouse. The spouse's consent to a waiver must be witnessed by a notary public. If, however, the Participant establishes to the satisfaction of the Committee that such written consent may not be obtained because there is no spouse or the spouse cannot be located, the Participant's waiver will be deemed a Qualified Election. Any consent required under the Plan will be valid only with respect to the spouse who signs the consent, or in the event of a deemed Qualified Election, the designated spouse. A revocation of a prior waiver may be made by a Participant without the consent of the spouse at any time before the Participant's Benefit Commencement Date. However, a Participant whose spouse has consented to a Qualified Election may not change the optional form of benefits or elect an optional form following his revocation of the Qualified Election without spousal consent unless the Qualified Election expressly permits the Participant to elect optional forms of benefit without any further consent of the spouse. Notwithstanding the foregoing or any other provision of the Plan to the contrary, a Participant may elect to receive his retirement benefit in the form of a contingent annuitant annuity under Section 7.1(c) without the consent of his spouse, provided his spouse is designated as the Beneficiary under such optional form of benefit.

                 (b) Certain Spouses. A former spouse will be treated as the spouse or surviving spouse of a Participant to the extent provided under a qualified domestic relations order as described in Code section 414(p).

                 (c) Information Requirements. In the case of a Participant whose normal form of benefit is a Qualified Joint and Survivor Annuity, the Committee will provide the Participant within a reasonable period prior to the commencement of benefits a written explanation of (i) the terms and conditions of a Qualified Joint and Survivor Annuity, (ii) the Participant's right to make and the effect of an election to waive the Qualified Joint and Survivor Annuity form of benefit, (iii) the rights of a Participant's spouse, and (iv) the right to make, and the effect of, a revocation of a previous election to waive the Qualified Joint and Survivor Annuity.

         7.3 Information Regarding Beneficiaries. A Participant entitled to receive benefits in the form of a Qualified Joint and Survivor Annuity or any other option providing benefits or contingent benefits to his spouse or other Beneficiary will certify to the Committee such information as it may reasonably request respecting his spouse or Beneficiary, including (but not limited to) information as to name, address, age, sex, and date of marriage. The Committee will be entitled to rely upon any certification of a Participant's marital status and will not be obligated to make inquiry into the legal effect of any actual or purported marriage, marital dissolution, or common-law relationship.

         7.4 Consent to Certain Distributions. Notwithstanding any other provision of the Plan, if the present value of a Participant's vested accrued benefit exceeds $3,500, the Committee will not permit benefit payments to be made to him before he attains age 65 unless the Participant and his spouse consent (in the manner described in Section 7.2(a)) to the commencement of such payments or the Participant consents to such payments and payments are made in the form of a Qualified Joint and Survivor Annuity.

         7.5     Suspension of Benefits.

                 (a) General Rule. If a Participant who is receiving periodic retirement benefits from the Plan again becomes an Employee of a Participating Employer, his retirement benefits will be suspended for each calendar month during which the Employee is employed in Section 203(a)(3)(B) Service (as hereafter defined). In addition, if a Participant's Normal Retirement Date occurs in a Plan Year beginning after December 31, 1988, and the Participant remains an Employee of a Participating Employer after his Normal Retirement Date, his retirement benefits will also be suspended for each calendar month during which he is employed in Section 203(a)(3)(B) Service.

                 (b) Resumption of Payment. If benefit payments have been suspended, payments will resume no later than the first day of the third calendar month after the calendar month in which the Employee ceases to be employed in Section 203(a)(3)(B) Service. The initial payment upon resumption will include the payment scheduled to occur in the calendar month when payments resume and any amounts withheld during the period between the cessation of
Section 203(a)(3)(B) Service and the resumption of payments.

                 (c) Notification. No payment will be withheld by the Plan pursuant to this Section unless the Committee notifies the Employee by personal delivery or first class mail during the first calendar month or payroll period in which the Plan withholds payments that his benefits are suspended. Such notification will contain a description of the specific reasons why benefit payments are being suspended, a description of the Plan provision relating to the suspension of payments, a copy of such provisions, and a statement to the effect that applicable Department of Labor Regulations may be found in Section 2530.203-3 of the Code of Federal Regulations. In addition, the notice will inform the Employee of the Plan's procedures for affording a review of the suspension benefits. Requests for such reviews may be considered in accordance with the claims procedure set forth in Section 9.10.

                 (d) Top-Heavy Plan Minimum Benefit. This Section does not apply to the Minimum Benefit to which the Participant is entitled under the top-heavy provisions of Article 12.

                 (e) Section 203(a)(3)(B) Service. The definition of "Section 203(a)(3)(B) Service" is set forth in the Department of Labor Regulations (29 C.F.R. Section 2530.203-3(c)(1)).

         7.6 Restrictions on Distributions. Article 11 sets forth certain rules under various provisions of the Code relating to restrictions on distributions to Participants.

                                   ARTICLE 8

                                 DEATH BENEFITS


         8.1 Death Benefit Payable Before Benefit Commencement Date. The Beneficiary of a Participant who has a vested interest in his Accrued Benefit and who dies prior to his Benefit Commencement Date will receive a death benefit in the amount of the Participant's Accrued Benefit determined as of the date of his death.

         8.2     Form of Death Benefit.

                 (a) Surviving Spouse. If the Participant's Beneficiary is his surviving spouse, the death benefit will be paid in the form of a Qualified Preretirement Survivor Annuity.

                 (b) Other Beneficiaries. If the Participant's Beneficiary is a person other than his surviving spouse, the death benefit will be paid in the form of a ten-year certain and continuous annuity as described in Section 7.1(c).

         8.3 Commencement of Death Benefit. The Beneficiary will begin to receive payments as of the first day of the month immediately following the Participant's death unless the Beneficiary elects to have payments commence on the first day of any subsequent month prior to the Participant's Normal Retirement Date. All death benefit payments will be made or will begin as soon as administratively feasible and will be equal to the Actuarially Equivalent present value of the Participant's Accrued Benefit payable at his Normal Retirement Date.

         8.4 Designation of Beneficiary. The Beneficiary of a Participant who is married on the date of his death will be the Participant's spouse unless the Participant has designated a different Beneficiary pursuant to a Qualified Designation described in Section 8.5. A Participant will designate a Beneficiary in writing and will submit his written designation to the Committee. If a Participant has not designated a Beneficiary or is not survived by a designated Beneficiary, the death benefit under the Plan will be payable, to his surviving spouse, if any, otherwise equally among his surviving children, if any, and if the Participant is not survived by a spouse or children, to his estate.

         8.5 Qualified Designation. For purposes of Section 8.4, a "Qualified Designation" means a Participant's designation of any Beneficiary other than his spouse which meets the requirements of this Section. Such designation must be in writing and will be effective only if it is made on or after the first day of the Plan Year in which the Participant attains age 35 and it is consented to by the Participant's spouse. The spouse's consent will be witnessed by a notary public and will acknowledge the effect on the spouse of the Participant's election of another Beneficiary. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of a Plan representative that such written consent may not be obtained because there is no spouse or the spouse cannot be located, a Beneficiary designation will be deemed to be a Qualified Designation. Any consent necessary under this provision will be valid only with respect to the spouse who signs the consent, or in the event of a deemed Qualified Designation, the designated spouse. A revocation of a prior beneficiary designation under this Section may be made by a Participant without the consent of the spouse at any time before the commencement of benefits. However, a Participant whose spouse has consented to a Qualified Designation may not change the Beneficiary or designate a Beneficiary other than his spouse following his revocation of a Qualified Designation without spousal consent unless the Qualified Designation expressly permits the Participant to change Beneficiaries without any further consent of the spouse.

         8.6 Certain Spouses. A former spouse will be treated as the spouse or surviving spouse of a Participant to the extent provided under a qualified domestic relations order as described in Code section 414(p).

         8.7 Minimum Death Benefit. The value of a death benefit payable to a Beneficiary under Section 8.1 will not be less than the value of the death benefit that would have been paid had the Participant died on December 31, 1976, computed on the basis of the factors and assumptions which were used to value the Plan's liabilities on December 31, 1976. In addition, the value of a death benefit payable under Section 8.1 will not be less than the value of the same death benefit that would have been paid had the Participant died on December 31, 1982, computed on the basis of the actuarial assumptions which were used under the Plan on December 31, 1982.

         8.8 Cost of Coverage. The Participant's benefit under the Plan will not be reduced by the cost of providing the death benefits described in this Article 8.

         8.9 Death Benefits Payable After Benefit Commencement Date. If a Participant dies after his Benefit Commencement

Date, the death benefit, if any, payable to his Beneficiary will be determined by the form of the Participant's retirement benefit under Article 7.

                                   ARTICLE 9

                 ADMINISTRATION OF THE PLAN AND TRUST AGREEMENT


         9.1 Appointment of Committee Members. The Board will appoint an Administrative Committee consisting of at least three or more members, to hold office at the pleasure of the Board. Members of the Committee are not required to be Employees or Participants. Any member may resign by giving notice, in writing, filed with the Board.

         9.2 Officers and Employees of the Committee. The Committee will choose from its members a Chairman and a Secretary. The Secretary will keep a record of the Committee's proceedings and all dates, records and documents pertaining to the Committee's administration of the Plan. The Committee may employ and suitably compensate such persons or organizations to render advice with respect to the duties of the Committee under the Plan as the Committee determines to be necessary or desirable.

         9.3 Action of the Committee. Action of the Committee may be taken with or without a meeting of Committee members, provided that action will be taken only upon the vote or other affirmative expression of a majority of the Committee's members qualified to vote with respect to such action. The Chairman or the Secretary of the Committee may execute any certificate or other written direction on behalf of the Committee. In the event the Committee members qualified to vote on any question are unable to determine such question by a majority vote or other affirmative expression of a majority of the Committee members qualified to vote on such question, such question will be determined by the Board. A member of the Committee who is a Participant may not vote on any question relating specifically to himself unless he is the sole member of the Committee.

         9.4 Expenses and Compensation. The expenses of the Committee properly incurred in the performance of its duties under the Plan will be paid from the Trust Fund, unless the Participating Employers in their discretion pay such expenses. The members of the Committee will not be compensated for their services as Committee members.

         9.5 General Powers and Duties of the Committee. The Committee will have the full power and responsibility to administer the Plan and the Trust Agreement and to construe and apply their provisions. For purposes of ERISA, the Committee will be the named fiduciary with respect to the operation and administration of the Plan and the Trust Agreement. In addition, the Committee will have the powers and duties granted by the terms of the Trust Agreement. The Committee, and all other persons with discretionary control respecting the operation, administration, control, and/or management of the Plan, the Trust Agreement, and/or the Trust Fund, will perform their duties under the Plan and the Trust Agreement solely in the interests of Participants and their Beneficiaries.

         9.6 Specific Powers and Duties of the Committee. The Committee will administer the Plan and have all powers necessary to accomplish that purpose, including the following: (i) resolving all questions relating to the eligibility of Employees to become Participants, (ii) determining the amount of benefits payable to Participants or their Beneficiaries, and determining the time and manner in which such benefits are to be paid, (iii) authorizing and directing all disbursements by the Trustee from the Trust Fund, (iv) engaging any administrative, legal, medical, accounting, clerical, or other services it deems appropriate in administering the Plan or the Trust Agreement, (v) construing and interpreting the Plan and the Trust Agreement and adopting rules for administration of the Plan and the Trust Agreement which are not inconsistent with the terms of such documents, (vi) compiling and maintaining all records it determines to be necessary, appropriate or convenient in connection with the administration of the Plan and the Trust Agreement, (vii) determining the disposition of assets in the Trust Fund in the event the Plan is terminated, and (viii) reviewing the performance of the Trustee with respect to the Trustee's administrative duties, responsibilities and obligations under the Plan and the Trust Agreement, reporting to the Board regarding such administrative performance of the Trustee, and recommending to the Board, if necessary, the removal of the Trustee and the appointment of a successor Trustee.

         9.7 Allocation of Fiduciary Responsibility. The Committee from time to time may allocate to one or more of its members and may delegate to any other persons or organizations any of its rights, powers, duties and responsibilities with respect to the operation and administration of the Plan and the Trust Agreement that are permitted to be delegated under ERISA. Any such allocation or delegation will be made in writing, will be reviewed periodically by the Committee, and will be terminable upon such notice as the Committee in its discretion deems reasonable and proper under the circumstances. Whenever a person or organization has the power and authority under the Plan or the Trust Agreement to delegate discretionary authority respecting the administration of the

Plan or the Trust Fund to another person or organization, the delegating party's responsibility with respect to such delegation is limited to the selection of the person to whom authority is delegated and the periodic review of such person's performance and compliance with applicable law and regulations. Any breach of fiduciary responsibility by the person to whom authority has been delegated which is not proximately caused by the delegating party's failure to properly select or supervise, and in which breach the delegating party does not otherwise participate, will not be considered a breach by the delegating party.

         9.8 Information to be Submitted to the Committee. To enable the Committee to perform its functions, the Participating Employers will supply full and timely information to the Committee on all matters relating to Employees and Participants as the Committee may require and will maintain such other records required by the Committee to determine the benefits due to Participants or their Beneficiaries under the Plan.

         9.9 Notices, Statements and Reports. The Company will be the "administrator" of the Plan as defined in ERISA section 3(16)(A) for purposes of the reporting and disclosure requirements imposed by ERISA and the Code. The Committee will assist the Company, as requested, in complying with such reporting and disclosure requirements.

         9.10    Claims Procedure.

                 (a) Filing Claim for Benefits. If a Participant or Beneficiary does not receive the benefits which he believes he is entitled to receive under the Plan, he may file a claim for benefits with the Committee. All claims will be made in writing and will be signed by the claimant. If the claimant does not furnish sufficient information to determine the validity of the claim, the Committee will indicate to the claimant any additional information which is required.

                 (b) Notification by the Committee. Each claim will be approved or disapproved by the Committee within 90 days following the receipt of the information necessary to process the claim. In the event the Committee denies a claim for benefits in whole or in part, the Committee will notify the claimant in writing of the denial of the claim. Such notice by the Committee will also set forth, in a manner calculated to be understood by the claimant, the specific reason for such denial, the specific Plan provisions on which the denial is based, a description of any additional material or information necessary to perfect the claim with an explanation of why such material or information is necessary, and an explanation of the Plan's claim review procedure as set forth in subsection (c). If no action is taken by the Committee on a claim within 90 days, the claim will be deemed to be denied for purposes of the review procedure.

                 (c) Review Procedure. A claimant may appeal a denial of his claim by requesting a review of the decision by the Committee or a person designated by the Committee, which person will be a named fiduciary under ERISA section 402(a)(2) for purposes of this Section. An appeal must be submitted in writing within six months after the denial and must (i) request a review of the claim for benefits under the Plan, (ii) set forth all of the grounds upon which the claimant's request for review is based and any facts in support thereof, and (iii) set forth any issues or comments which the claimant deems pertinent to the appeal. The Committee or the named fiduciary designated by the Committee will make a full and fair review of each appeal and any written materials submitted in connection with the appeal. The Committee or the named fiduciary designated by the Committee will act upon each appeal within 60 days after receipt thereof unless special circumstances require an extension of the time for processing, in which case a decision will be rendered as soon as possible but not later than 120 days after the appeal is received. The claimant will be given the opportunity to review pertinent documents or materials upon submission of a written request to the Committee or named fiduciary, provided the Committee or named fiduciary finds the requested documents or materials are pertinent to the appeal. On the basis of its review, the Committee or named fiduciary will make an independent determination of the claimant's eligibility for benefits under the Plan. The decision of the Committee or named fiduciary on any claim for benefits will be final and conclusive upon all parties thereto. In the event the Committee or named fiduciary denies an appeal in whole or in part, it will give written notice of the decision to the claimant, which notice will set forth in a manner calculated to be understood by the claimant the specific reasons for such denial and which will make specific reference to the pertinent Plan provisions on which the decision was based.

         9.11 Service of Process. The Committee may from time to time designate an agent of the Plan for the service of legal process. The Committee will cause such agent to be identified in materials it distributes or causes to be distributed when such identification is required under applicable law. In the absence of such a designation, the Company will be the agent of the Plan for the service of legal process.

         9.12 Review of Benefit Statement. If a Participant or Beneficiary believes a statement he receives regarding his interest in the Plan is incorrect, such Participant or Beneficiary may submit a written request for correction or verification of such statement to the Committee, and the Committee will respond in writing to such request in the same manner as a claim for benefits.

         9.13 Payment to Minors or Persons Under Legal Disability. If any benefit becomes payable to a minor or to a person under a legal disability, payment of such benefit will be made only to the conservator or the guardian of the estate of such person appointed by a court of competent jurisdiction or such other person or in such other manner as the Committee determines is necessary to ensure that the payment will legally discharge the Plan's obligation to such person.

         9.14 Uniform Application of Rules and Policies. The Committee in exercising its discretion granted under any of the provisions of the Plan or the Trust Agreement will do so only in accordance with rules and policies established by it which will be uniformly applicable to all Participants and Beneficiaries.

         9.15 Funding Policy. The Plan is to be funded through Participating Employer contributions and earnings on such contributions; and benefits will be paid to Participants and Beneficiaries as provided in the Plan. The Committee will determine from time to time investment policies that are consistent with the objectives of the Plan.

         9.16 The Trust Fund. The Trust Fund will be held by the Trustee for the exclusive benefit of Participants and Beneficiaries. The assets held in the Trust Fund will be invested and reinvested in accordance with the terms of the Trust Agreement, which is hereby incorporated into and made a part of the Plan. All benefits will be paid solely out of the Trust Fund, and no Participating Employer will be otherwise liable for benefits payable under the Plan.

                                   ARTICLE 10

                            LIMITATIONS ON BENEFITS


         10.1 Priority Over Other Provisions. The provisions set forth in this Article will supersede any conflicting provisions of Articles 5, 6, 7 and 8.

         10.2 Definitions Used in this Article. The following words and phrases, when used with initial capital letters, will have the meanings set forth below.

                 (a) "Annual Addition" means, with respect to a Participant in a Limitation Year, the sum of the following amounts with respect to all Qualified Plans and Welfare Benefit Funds maintained by a Controlled Group Member:

                           (i)         The amount of any employer-provided
contribution with respect to the Limitation Year which is allocated to the Participant's account;

                           (ii)        The amount of any forfeitures for the
Limitation Year allocated to the Participant's account;

                           (iii)       The amount of a Participant's voluntary
nondeductible contributions for the Limitation Year, provided that the Annual Addition for any Limitation Year beginning before January 1, 1987 will not be recomputed to treat all voluntary nondeductible contributions as an Annual Addition;

                           (iv)        The amount allocated, after March 31,
1984, to an individual medical account as defined in Code section 415(1)(1), which is part of a Defined Benefit Plan maintained by a Controlled Group Member; and

                           (v)         The amount derived from contributions
paid or accrued after December 31, 1985, in taxable years ending after such date, which are attributable to post-retirement medical benefits allocated to the separate account of a key employee (as defined in Code section 419A(d)(3)), under a Welfare Benefit Fund maintained by a Controlled Group Member.

                 (b) "Annual Benefit" means a benefit which is payable annually in the form of a straight life annuity with no ancillary benefits and which otherwise satisfies the requirements of Code section 415(b)(2) and the regulations thereunder.

                 (c) "Defined Benefit Dollar Limitation" means for any Plan Year $90,000, adjusted for years beginning after December 31, 1987, to the amount determined by the Commissioner of Internal Revenue, pursuant to the authority of Code section 415(d)(1)(A) and regulations thereunder, which is made effective as of the first day of the Plan Year.

                 (d) "Defined Benefit Fraction" means a fraction, the numerator of which is the Projected Annual Benefit of a Participant under all Defined Benefit Plans maintained by a Controlled Group Member determined as of the close of the Limitation Year and the denominator of which is the lesser of
(i) 140% of the Participant's average Includable Compensation that may be taken into account for the Limitation Year under Code section 415(b)(1)(B), or (ii) 125% of the Defined Benefit Dollar Limitation, determined as of the close of the Limitation Year. If the Participant was a participant in a Defined Benefit Plan maintained by a Controlled Group Member in existence on July 1, 1982, or on May 6, 1986, the denominator of the Defined Benefit Fraction will not be less than 125% of the greater of the Participant's accrued Projected Annual Benefit under such plan as of the end of the last Limitation Year beginning before January 1, 1983, or his accrued Projected Annual Benefit of the end of the last Limitation Year beginning January 1, 1987. The preceding sentence applies only if the Defined Benefit Plan satisfied the requirements of Code section 415 as in effect at the end of such Limitation Year.

                 (e) "Defined Benefit Plan" means a Qualified Plan other than a Defined Contribution Plan.

                 (f) "Defined Contribution Dollar Limitation" means, for any Limitation Year, $30,000 or, if greater, 25% of the Defined Benefit Dollar Limitation in effect for the Limitation Year. If a short Limitation Year is created because of a Plan amendment changing the Limitation Year to a different 12-consecutive month period, the Defined Contribution Dollar Limitation for the short Limitation Year will not exceed the amount determined in the preceding sentence multiplied by a fraction, the numerator of which is the number of months in the short Limitation Year, and the denominator of which is 12.

                 (g) "Defined Contribution Fraction" means a fraction, the numerator of which is the sum of the Annual Additions to the Employee's Defined Contribution Plan accounts for the applicable Limitation Year and each prior Limitation Year, and the denominator of which is the sum of the lesser of the following products for each Limitation Year in which the Employee was an Employee (regardless of whether a Defined

Contribution Plan was in existence for such Plan Year): (i) the Defined Contribution Dollar Limitation effective for the Limitation Year, multiplied by 125%, or (ii) 35% of the Participant's Includable Compensation for such Limitation Year.

                 (h) "Defined Contribution Plan" means a Qualified Plan which provides individual participant accounts for employer contributions, forfeitures and gains or losses thereon, in accordance with Code section 414(i).

                 (i) "High Three Years" means with respect to a Participant the three consecutive Plan Years of his employment with a Controlled Group Member (or, if he does not have three consecutive Plan Years of such employment, his greatest actual number of consecutive Plan Years of such employment) during which he had the greatest aggregate Includable Compensation.

                 (j) "Includable Compensation" means an Employee's total wages from Participating Employers or other Controlled Group Members as determined for purposes of Internal Revenue Service Form W-2, excluding, however: (i) moving expense reimbursements that are deductible by the Employee under Code section 217, (ii) Controlled Group Member contributions to a simplified employee pension plan to the extent such contributions are deductible by the Employee and Controlled Group Member contributions to any other plan of deferred compensation that, before the application of Section 10.3, are not includable in the Employee's gross income, (iii) distributions to the Employee from any plan of deferred compensation other than an unfunded, nonqualified plan of deferred compensation, (iv) amounts realized from the exercise of a nonqualified stock option, (v) amounts realized under Code section 83 with respect to restricted property that becomes freely transferable or is no longer subject to a substantial risk of forfeiture, (vi) amounts realized from the disposition of stock acquired under a qualified stock option within the meaning of Code section 422, and (vii) any other amounts which receive special tax benefits within the meaning of Section 1.415-2(d)(2) of the Treasury Regulations.

                 (k) "Limitation Year" means the 12-consecutive month period used by a Qualified Plan for purposes of computing the limitations on benefits and annual additions under Code section 415. The Limitation Year for this Plan is the Plan Year. If the Limitation Year is amended to a different 12-consecutive month period, the new Limitation Year will begin on a date within the Limitation Year in which the amendment is made.

                 (l) "Projected Annual Benefit" means the Participant's projected annual benefit under a Defined Benefit Plan maintained by a Controlled Group Member determined in accordance with Code section 415(e) and the regulations thereunder.

                 (m) "Social Security Retirement Age" means the age used as the retirement age under section 216(1) of the Social Security Act, except that such section will be applied without regard to the age increase factor and as if the early retirement age under section 216(1) of such Act were 62.

                 (n) "Welfare Benefit Fund" means an organization described in paragraph (7), (9), (17) or (20) of Code section 501(c), a trust, corporation or other organization not exempt from federal income tax, or to the extent provided in Treasury Regulations, any account held for an employer by any person, which is part of a plan of any employer through which the employer provides benefits to employees or their beneficiaries, other than a benefit to which Code sections 83(h), 404 (determined without regard to section 404(b)(2)) or 404A applies, or to which an election under Code section 463 applies.

         10.3    Code Section 415 Limitations.

                 (a) General Limitation. Except as otherwise provided in this Section, a Participant's Accrued Benefit, when expressed as an Annual Benefit, will not at any time during a Limitation Year exceed the lesser of (i) the Defined Benefit Dollar Limitation applicable to that Plan Year, or (ii) 100% of the Participant's average annual Includable Compensation for his High Three Years. If a Participant's Accrued Benefit in any Limitation Year would produce an Annual Benefit in excess of this limitation, the rate of accrual will be reduced so that the Annual Benefit will equal the maximum permitted amount. If the Participant is, or has ever been, covered under more than one Defined Benefit Plan maintained by a Controlled Group Member, the sum of the Participant's Annual Benefits from all such Defined Benefit Plans may not exceed the limitation provided in this subsection, and the rate of accrual under this Plan will be reduced, if necessary, to meet this limitation.

                 (b) Adjustment for Benefit Commencement Date before Social Security Retirement Age. If a Participant's Benefit Commencement Date is prior to the date on which he attains Social Security Retirement Age, the Defined Benefit Dollar Limitation will, with respect to that Participant, be decreased so that it is the actuarial equivalent of an annual benefit of $90,000 (adjusted in the manner described in Code section 415(d)(1)(A)) commencing at Social Security Retirement Age. The adjustment provided for in the preceding sentence will be made in a manner prescribed by the Secretary of the Treasury that is consistent with the reduction under the Social Security Act of old-age insurance benefits commencing before normal retirement age.

                 (c) Adjustment for Benefit Commencement Date after Social Security Retirement Age. If a Participant's Benefit Commencement Date is after the date on which he attains Social Security Retirement Age, the Defined Benefit Dollar Limitation will, with respect to that Participant, be increased so that it is the actuarial equivalent of an annual benefit of $90,000 (adjusted in the manner described in Code section 415(d)(1)(A)) commencing at Social Security Retirement Age.

                 (d) Adjustment for Less Than Ten Years of Participation. If a Participant has less than ten years of participation in the Plan, the Defined Benefit Dollar Limitation applicable to the Participant's Accrued Benefit will be adjusted by multiplying such limitation by a fraction, the numerator of which is the number of the Participant's years of participation (or portion thereof), and the denominator of which is ten. For purposes of this subsection, the term "year of participation" will have such meaning as is set forth in regulations published by the Secretary of the Treasury under Code section 415(b).

                 (e) Expression of Accrued Benefit as an Annual Benefit. If a Participant's Accrued Benefit is payable in any form other than an Annual Benefit, the limitation set forth in subsection (a) will be applied by adjusting the actual form of that Participant's benefit distribution to an Annual Benefit, commencing at the same Benefit Commencement Date as the actual form of his benefit distribution, which is the Actuarial Equivalent of such actual form. In making the foregoing adjustment, the following values will not be taken into account: (i) the value of a Qualified Joint and Survivor Annuity,
(ii) the value of ancillary benefits that are not directly related to retirement benefits (including, but not limited to, preretirement disability and death benefits and post-retirement medical benefits), and (iii) the value of benefits provided by the Plan which reflect post-retirement cost of living increases to the extent that such increases are in accordance with Code section 415(d) and Treasury Regulation section 1.415-5.

                 (f) Limitation on Certain Assumptions. For purposes of the adjustments described in subsections (b) and

(e), the interest rate assumption will not be less than the greater of 5% or the Applicable Interest Rate. For purposes of the adjustment described in subsection (c), the interest rate assumption will not be greater than the lesser of 5% or the Applicable Interest Rate. For purposes of the adjustments described in subsections (c) and (e), no adjustments under Code section 415(d)(1) will be taken into account prior to the year for which such adjustment first takes effect.

                 (g) Permissible Minimum Benefit. Notwithstanding the provisions of subsection (a), but subject to the provisions of subsection (h), a Participant's Accrued Benefit will be deemed not to exceed the limitations of this Section if (i) the benefits actually paid to him under this Plan and all other Defined Benefit Plans maintained by a Controlled Group Member do not exceed $10,000 in any Plan Year, regardless of the Benefit Commencement Date or the form in which such benefits are paid, and (ii) he has not at any time participated in a Defined Contribution Plan maintained by a Controlled Group Member. For purposes of clause (ii), a Participant will not be deemed to be participating in a separate Defined Contribution Plan maintained by a Controlled Group Member solely by reason of his making Participant contributions to the Plan.

                 (h) Reduction For Less Than Ten Years of Service. If a Participant has less than ten years of service at his Benefit Commencement Date, the limitation set forth in subsection (a) with respect to a Participant's average Includable Compensation for his High Three Years and the limitation set forth in subsection (g) will be reduced by multiplying such limitations by a fraction, the numerator of which is his years of service (or portion thereof), and the denominator of which is ten.

                 (i) Transition Rules for Prior Participation. In the case of an individual who was a participant in one or more Defined Benefit Plans maintained by a Controlled Group Member before July 1, 1982, the application of the limitations of this Section will not cause the maximum permissible benefit for such individual under all such Defined Benefit Plans to be less than the individual's accrued benefit under all such Defined Benefit Plans as of the end of the Limitation Year beginning in 1982 determined without regard to any amendments to such Plans adopted after July 1, 1982, including optional benefit forms. The preceding sentence applies only if all such Defined Benefit Plans met the requirements of Code section 415, as in effect on July 1, 1982, for all Limitation Years beginning before January 1, 1983.

                          In the case of an individual who was a participant in
one or more Defined Benefit Plans maintained by a Controlled Group Member before May 6, 1986, the application of the limitations of this Section will not cause the maximum permissible benefit for such individual under all such Defined Benefit Plans to be less than the individual's accrued benefit under all such Defined Benefit Plans as of the end of the Limitation Year beginning in 1986 determined without regard to any amendments to such Plans adopted after May 5, 1986, including optional benefit forms. The preceding sentence applies only if all such Defined Benefit Plans met the requirements of Code section 415, as in effect on May 6, 1986, for all Limitation Years beginning before January 1, 1987.

                 (j) Aggregate Benefit Limitation. If a Controlled Group Member maintains, or at any time maintained, one or more Defined Contribution Plans (or, after December 31, 1985, a Welfare Benefit Fund) covering any Participant in this Plan, the sum of the Defined Benefit Fraction and the Defined Contribution Fraction for any Limitation Year will equal no more than one (1.0). The current Annual Addition under the Defined Contribution Plan(s) will be reduced first, and then the rate of accrual under this Plan will be reduced, if necessary to meet this limitation.

                          If the Participant was a participant in one or more
Defined Contribution Plans maintained by a Controlled Group Member which were in existence on July 1, 1982, the numerator of the Defined Contribution Fraction will be adjusted if the sum of this fraction and the Defined Benefit Fraction would otherwise exceed 1.0 under the terms of this Plan. Under the adjustment, an amount equal to the product of (i) the excess of the sum of the fractions over 1.0, times (ii) the denominator of this fraction, will be permanently subtracted from the numerator of this fraction. The adjustment is calculated using the fractions as they would be computed as of the end of the last Limitation Year beginning before January 1, 1983. This adjustment will also be made if at the end of the last Limitation Year beginning before January 1, 1984, the sum of the fractions exceeds 1.0 because of benefit accruals or annual additions that were made before the limitations of this Section became effective to any Qualified Plans of a Controlled Group Member in existence on July 1, 1982.

                          If the Participant was a participant in one or more
Defined Contribution Plans that satisfied the requirements of Code section 415 as of the last Limitation Year beginning before January 1, 1987, an amount will be subtracted from the numerator of the Defined Contribution Fraction (not exceeding such numerator) as prescribed by the Secretary of the Treasury so that the sum of the Defined Benefit Fraction and the Defined Contribution Fraction does not exceed 1.0 for such Limitation Year.

                          For purposes of this subsection, a master or
prototype plan is a Qualified Plan the form of which is the subject of a favorable opinion letter from the Internal Revenue Service.

                 (k) Aggregation of Plans. For purposes of this Section, all Defined Benefit Plans ever maintained by a Controlled Group Member will be treated as one Defined Benefit Plan, and all Defined Contribution Plans ever maintained by a Controlled Group Member will be treated as one Defined Contribution Plan (whether or not any such Qualified Plan was terminated).

                 (l) Limitation on Certain Adjustments. In no event will the adjustments of subsections (d) and (h) reduce the limitations provided under Code sections 415(b)(1) and 415(b)(4) to an amount less than one-tenth of the applicable limitations as determined without such adjustments.

                                   ARTICLE 11

                        RESTRICTIONS ON DISTRIBUTIONS TO
                         PARTICIPANTS AND BENEFICIARIES


         11.1 Priority over Other Distribution Provisions. The provisions set forth in this Article will supersede any conflicting provisions of Article 7 or Article 8.

         11.2 Restrictions on Commencement of Distributions. The provisions of this Section will apply to restrict the Committee's ability to delay the commencement of distributions. Unless a Participant elects otherwise in writing, distribution of the Participant's vested interest in his Account will begin no later than the 60th day after the close of the Plan Year in which occurs the latest of (i) the date on which the Participant attains age 65, (ii) the tenth anniversary of the Plan Year in which the Participant began participation in the Plan, or (iii) the Participant's termination of employment.

         11.3 Restrictions on Delay of Distributions. The following provisions will apply to limit a Participant's ability to delay the distribution of benefits. Distribution of a Participant's entire vested and nonforfeitable interest will be made or commence not later than April 1 following (i) the calendar year in which he attains age 70-1/2, or (ii) in which his employment with the Controlled Group terminates, if later, except that a distribution to a Participant who is a 5-percent owner (as such term is defined in Code section 416(i)(1)(B)(i)) at any time during the five-plan-year period ending in the calendar year in which he attains age 70-1/2, will be made pursuant to clause (i), or (iii) in which he becomes a 5-percent owner, if he becomes a 5-percent owner during any Plan Year subsequent to that which ended in the calendar year in which he attained age 70-1/2 and his employment with the Controlled Group has not yet terminated. Clauses (ii) and (iii) of the preceding sentence will only apply to employees who attain age 70-1/2 before January 1, 1988.

         11.4 Restrictions on Period of Distributions. Unless the form of distribution is a single sum payment, distributions will be made in nonincreasing dollar payments each year over one of the following periods: (i) the life of the Participant, (ii) the joint lives of the Participant and his Beneficiary, (iii) a period certain not exceeding the life expectancy of the Participant, (iv) a period certain not exceeding the joint life expectancy of the Participant and his Beneficiary, or (v) a combination of the foregoing.

         11.5 Minimum Amounts to be Distributed. If the Participant's entire interest in the Plan is to be distributed in a form other than a single lump sum payment, then the amount to be distributed each year must be at least an amount equal to the quotient obtained by dividing the Participant's entire interest by the life expectancy of the Participant or joint and last survivor expectancy of the Participant and designated Beneficiary. Life expectancy and joint and last survivor expectancy will be computed by the use of the return multiples contained in Section 1.72-9 of the Treasury Regulations. For purposes of this computation, the life expectancy of the Participant (and the Participant's spouse, if the spouse is the designated Beneficiary) may be recalculated no more frequently than annually. The life expectancy of a Beneficiary other than a spouse may not be recalculated. If the Participant's spouse is not the designated Beneficiary, then the method of distribution selected must assure that at least 50% of the present value of the amount available for distribution is paid within the life expectancy of the Participant.

         11.6 Restrictions in the Event of Death. Upon the death of a Participant, the following distribution provisions will apply to limit the Beneficiary's ability to delay distributions. If the Participant dies after distribution of his benefit has begun, the remaining portion of his benefit will continue to be distributed at least as rapidly as under the method of distribution being used prior to the Participant's death; but if he dies before distribution of his benefit commences, his entire benefit will be distributed no later than five years after his death, unless an individual who is a designated Beneficiary elects to receive distributions in substantially equal installments over the Beneficiary's life or life expectancy beginning no later than one year after the Participant's death or unless the Participant made an election to the contrary prior to January 1, 1984, under section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act of 1982. If the designated Beneficiary is the Participant's surviving spouse, the date distributions are required to begin will not be earlier than the date on which the Participant would have attained age 70-1/2, and, if the spouse dies before payments begin, subsequent distributions will be made as if the spouse had been the Participant. Any amount paid to a child of the Participant will be treated as if it had been paid to the surviving spouse if the amount becomes payable to the surviving spouse when the child reaches the age of majority.

         11.7 Compliance with Regulations. Distributions under the Plan to Participants or Beneficiaries will be made in accordance with Treasury Regulations issued under Code section 401(a)(9).

         11.8 Delayed Payments. If the amount of a distribution required to begin on a date determined under the applicable provisions of the Plan cannot be ascertained by such date, or if it is not possible to make such payment on such date because the Committee has been unable to locate a Participant or Beneficiary after making reasonable efforts to do so, a payment retroactive to such date may be made no later than 60 days after the earliest date on which the amount of such payment can be ascertained or the date on which the Participant or Beneficiary is located (whichever is applicable).

                                   ARTICLE 12

                              TOP-HEAVY PROVISIONS


         12.1 Priority over Other Plan Provisions. If the Plan is or becomes a Top-Heavy Plan in any Plan Year, the provisions of this Article will supersede any conflicting provisions of the Plan. However, the provisions of this Article will not operate to increase the rights or benefits of Participants under the Plan except to the extent required by Code section 416 and other provisions of law applicable to Top-Heavy Plans.

         12.2 Definitions Used in this Article. The following words and phrases, when used with initial capital letters, will have the meanings set forth below.

                 (a) "Defined Benefit Dollar Limitation" means the limitation described in Section 10.2(c).

                 (b) "Defined Benefit Plan" means the Qualified Plan described in Section 10.2(e).

                 (c) "Defined Contribution Dollar Limitation" means the limitation described in Section 10.2(f).

                 (d) "Defined Contribution Plan" means the Qualified Plan described in Section 10.2(h).

                 (e) "Determination Date" means for the first Plan Year of the Plan the last day of the Plan Year and for any subsequent Plan Year the last day of the preceding Plan Year.

                 (f) "Determination Period" means the Plan Year containing the Determination Date and the four preceding Plan Years.

                 (g) "Includable Compensation" means the compensation described in Section 10.2(j).

                 (h) "Key Employee" means any Employee or former Employee (and the Beneficiary of a deceased Employee) who at any time during the Determination Period was (i) an officer of a Controlled Group Member, if such individual's Includable Compensation exceeds 1.5 times the Defined Contribution Dollar Limitation, (ii) an owner (or considered an owner under Code section
318) of one of the ten largest interests in a Controlled Group Member, if such individual's Includable Compensation exceeds the Defined Contribution Dollar

Limitation, (iii) a 5% owner of a Controlled Group Member, or (iv) a 1% owner of a Controlled Group Member who has annual Includable Compensation of more than $150,000. The determination of who is a Key Employee will be made in accordance with Code section 416(i) and the regulations thereunder.

                 (i) "Minimum Benefit" means the benefit described in the first sentence of Section 12.4(a).

                 (j) "Permissive Aggregation Group" means the Required Aggregation Group of Qualified Plans plus any other Qualified Plan or Qualified Plans of a Controlled Group Member which, when considered as a group with the Required Aggregation Group, would continue to satisfy the requirements of Code sections 401(a)(4) and 410 (including simplified employee pension plans).

                 (k) "Present Value" means present value based only on the interest and mortality rates specified in a Defined Benefit Plan.

                 (l) "Required Aggregation Group" means the group of plans consisting of (i) each Qualified Plan (including simplified employee pension plans) of a Controlled Group Member in which at least one Key Employee participates, and (ii) any other Qualified Plan (including simplified employee pension plans) of a Controlled Group Member which enables a Qualified Plan to meet the requirements of Code sections 401(a)(4) or 410.

                 (m) "Top-Heavy Plan" means the Plan for any Plan Year in which any of the following conditions exists: (i) if the Top-Heavy Ratio for the Plan exceeds 60% and the Plan is not a part of any Required Aggregation Group or Permissive Aggregation Group of Qualified Plans; (ii) if the Plan is a part of a Required Aggregation Group but not part of a Permissive Aggregation Group of Qualified Plans and the Top-Heavy Ratio for the Required Aggregation Group exceeds 60%; or (iii) if the Plan is a part of a Required Aggregation Group and part of a Permissive Aggregation Group of Qualified Plans and the Top-Heavy Ratio for the Permissive Aggregation Group exceeds 60%.

                 (n) "Top-Heavy Ratio" means a fraction, the numerator of which is the sum of the Present Value of accrued benefits and the account balances (as required by Code section 416)) of all Key Employees with respect to such Qualified Plans as of the Determination Date (including any part of any accrued benefit or account balance distributed during the five-year period ending on the Determination Date), and the denominator of which is the sum of the Present Value of the accrued benefits and the account balances (including any part of any accrued benefit or account balance distributed in the five-year period ending on the Determination Date) of all Employees with respect to such Qualified Plans as of the Determination Date. The value of account balances and the Present Value of accrued benefits will be determined as of the most recent Top-Heavy Valuation Date that falls within or ends with the 12-month period ending on the Determination Date, except as provided in Code section 416 for the first and second Plan Years of a Defined Benefit Plan. The account balances and accrued benefits of a participant who is not a Key Employee but who was a Key Employee in a prior year will be disregarded. The calculation of the Top-Heavy Ratio, and the extent to which distributions, rollovers, transfers and contributions unpaid as of the Determination Date are taken into account will be made in accordance with Code section 416. Employee contributions described in Code section 219(e)(2) will not be taken into account for purposes of computing the Top-Heavy Ratio. When aggregating plans, the value of account balances and accrued benefits will be calculated with reference to the Determination Dates that fall within the same calendar year. The accrued benefit of any Employee other than a Key Employee will be determined under the method, if any, that uniformly applies for accrual purposes under all Qualified Plans maintained by all Controlled Group Members and included in a Required Aggregation Group or a Permissive Aggregation Group or, if there is no such method, as if the benefit accrued not more rapidly than the slowest accrual rate permitted under the fractional accrual rate of Code section 411(b)(1)(C). Notwithstanding the foregoing, the account balances and accrued benefits of any Employee who has not performed services for an employer maintaining any of the aggregated plans during the five-year period ending on the Determination Date will not be taken into account for purposes of this subsection.

                 (o) "Top-Heavy Valuation Date" means the last day of each Plan Year.

         12.3 Compensation Taken Into Account. For any Plan Year in which the Plan is a Top-Heavy Plan, the amount of each Participant's Includable Compensation taken into account for purposes of determining allocations under the Plan will not exceed the first $200,000 (or such larger amount as may be prescribed by the Secretary of the Treasury or his delegate) of such Participant's Includable Compensation for such Plan Year.

         12.4    Minimum Benefit.

                 (a) Calculation of Minimum Benefit. Notwithstanding any other provision in this Plan, for any Plan Year in which this Plan is a Top-Heavy Plan, the Accrued Benefit of each Participant who is not a Key Employee provided solely by Participating Employer contributions and expressed as a life annuity commencing at age 65 will be not less than 2% of his average compensation multiplied by years of service credited during Plan Years that the Plan is a Top-Heavy Plan, not in excess of ten such years (the "Minimum Benefit"). Average compensation for this purpose will be the Participant's average Includable Compensation for the five consecutive years of service (or all years of service, if less than five) for which the Participant had the highest Includable Compensation excluding Includable Compensation after the close of the last Plan Year in which the Plan is a Top-Heavy Plan. The Minimum Benefit is determined without regard to any Social Security contribution. The Minimum Benefit applies even though under other Plan provisions the Participant would not otherwise be entitled to receive a benefit, or would have received a lesser benefit for the Plan Year because (i) the non-Key Employee fails to make mandatory contributions to the Plan, (ii) the non-Key Employee's Compensation is less than a stated amount, (iii) the non-Key Employee is not employed on the last day of the Plan Year, or (iv) the Plan is integrated with Social Security. All accruals of employer-derived benefits, whether or not attributable to Plan Years in which the Plan is a Top-Heavy Plan, may be used in computing whether the Minimum Benefit requirement is satisfied.

                 (b) Minimum Benefit or Allocation in Other Plan(s). If a Controlled Group Member maintains one or more Defined Contribution Plans covering Employees who are Participants in this Plan, the minimum benefit or allocation requirement applicable to Top-Heavy Plans will be met in this Plan.

                 (c) Form of Benefit. If the form of benefit provided under the Plan is other than a single life annuity, the Participant must receive a benefit that is the Actuarial Equivalent of the Minimum Benefit. If the benefit commences at a date other than at age 65, the Participant must receive at least an amount that is the Actuarial Equivalent of the Minimum Benefit commencing at age 65.

                 (d) Nonforfeitability. The Participant's Minimum Benefit, to the extent required to be nonforfeitable under Code section 416(b) and the special vesting schedule provided in this Article, may not be forfeited under Code sections 411(a)(3)(B) (relating to suspension of benefits on reemployment) or 411(a)(3)(D) (relating to withdrawal of mandatory contributions).

         12.5    Modification of Aggregate Benefit Limit.

                 (a) Modification. Subject to the provisions of subsection (b), in any Plan Year in which the Top-Heavy Ratio exceeds 60%, the aggregate benefit limit described in Article 10 will be modified by substituting "100%" for "125%" in Sections 10.1(d) and (g).

                 (b) Exception. The modification of the aggregate benefit limit described in subsection (a) will not be required if the Top-Heavy Ratio does not exceed 90% and Employees who are not Key Employees accrue a benefit for such Plan Year of not less than 3% of their average Includable Compensation for the five consecutive Plan Years in which they had the highest Includable Compensation (not to exceed a total such benefit of 30%), expressed as a life annuity commencing at age 65.

         12.6    Minimum Vesting.

                 (a) Required Vesting. For any Plan Year in which this Plan is a Top-Heavy Plan, the minimum vesting schedule set forth in subsection
(b) will automatically apply to the Plan to the extent it provides a higher vested percentage than the regular vesting schedule set forth in Article 4.
The minimum vesting schedule applies to a Participant's entire Accrued Benefit including benefits accrued in Plan Years before the effective date of Code section 416 and in Plan Years before the Plan became a Top-Heavy Plan.
Further, no reduction in vested Accrued Benefits may occur in the event the Plan's status as a Top-Heavy Plan changes for any Plan Year, and any change in the effective vesting schedule from the schedule set forth in subsection (b) to the regular schedule set forth in Article 4 will be treated as an amendment subject to Section 14.1(iii). However, this subsection does not apply to the Accrued Benefit of any Employee who does not have an Hour of Service after the Plan has initially become a Top-Heavy Plan, and such Employee's Accrued Benefit will be determined without regard to this Section.

                 (b)      Minimum Vesting Schedule.


                                         PERCENTAGE VESTED
          YEARS OF SERVICE               AND NONFORFEITABLE
          ----------------               ------------------
          Less than 2                             0
          2 but less than 3                      20
          3 but less than 4                      40
          4 but less than 5                      60
          5 but less than 6                      80
          6 or more                             100

                                   ARTICLE 13

                ADOPTION OF THE PLAN BY CONTROLLED GROUP MEMBERS


         13.1 Adoption Procedure. Any Controlled Group Member may become a Participating Employer under the Plan provided that (i) the Board approves the adoption of the Plan by the Controlled Group Member and designates the Controlled Group Member as a Participating Employer; (ii) the Controlled Group Member adopts the Plan and Trust Agreement together with all amendments then in effect by appropriate resolutions of the board of directors of the Controlled Group Member; and (iii) the Controlled Group Member by appropriate resolutions of its board of directors agrees to be bound by any other terms and conditions which may be required by the Board, provided that such terms and conditions are not inconsistent with the purposes of the Plan.

         13.2 Effect of Adoption by Controlled Group Member. A Controlled Group Member that adopts the Plan pursuant to this Article will be deemed to be a Participating Employer for all purposes hereunder, unless otherwise specified in the resolutions of the Board designating the Controlled Group Member as a Participating Employer. In addition, the Board may provide, in its discretion and by appropriate resolutions, that the Employees of the Controlled Group Member will receive credit for their employment with the Controlled Group Member prior to the date it became a Controlled Group Member for purposes of determining either or both the eligibility of such Employees to participate in the Plan, the determination of their Accrued Benefits and the vested and nonforfeitable interest of such Employees in their Accrued Benefit provided that such credit will be applied in a uniform and nondiscriminatory manner with respect to all such Employees.

                                   ARTICLE 14

                             AMENDMENT OF THE PLAN


         14.1 Right of Company to Amend Plan. The Company reserves the right to amend the Plan at any time and from time to time to the extent it may deem advisable or appropriate, provided, however, that (i) no amendment will increase the duties or liabilities of the Trustee without its written consent;
(ii) no amendment will cause a reversion of Plan assets to the Participating Employers not otherwise permitted under the Plan; (iii) no amendment (including a change in the actuarial assumptions used for determining Actuarial Equivalence) will be effective to the extent that it has the effect of decreasing a Participant's Accrued Benefit (except to the extent permitted under Code section 412(c)(8)) or of eliminating or reducing an early retirement benefit or a retirement-type subsidy or eliminating an optional form of benefit; and (iv) no amendment will have the effect of reducing the percentage of the vested and nonforfeitable interest of any Participant in his Accrued Benefit nor will the vesting provisions of the Plan be amended unless each Participant with at least three years of Credited Service (including years of Credited Service, if any, disregarded pursuant to Article 4) is permitted to elect to continue to have the prior vesting provisions apply to him, within 60 days after the latest of the date on which the amendment is adopted, the date on which the amendment is effective, or the date on which the Participant is issued written notice of the amendment.

         14.2 Amendment Procedure. Any amendment to the Plan will be made only pursuant to action of the Board. A copy of the adopted amendment as executed by the Company will be delivered to the Committee and to the Trustee. Upon such action by the Board, the Plan will be deemed amended as of the date specified as the effective date by such Board action or in the instrument of amendment. The effective date of any amendment may be before, on or after the date of such Board action.

         14.3 Effect on Participating Employers. Unless an amendment expressly provides otherwise, all Participating Employers will be bound by any amendment adopted pursuant to this Article 14.

                                   ARTICLE 15

                      TERMINATION AND PARTIAL TERMINATION


         15.1 Continuance of Plan. The Participating Employers expect to continue this Plan indefinitely, but they do not assume an individual or collective contractual obligation to do so, and the right is reserved to the Company, by action of the Board to terminate the Plan. In addition, subject to the remaining provisions of this Article, any Participating Employer at any time may discontinue its participation in the Plan with respect to its Employees.

         15.2 Complete Vesting. If the Plan is terminated, the Accrued Benefits of all affected Participants at the time of such termination will become 100% vested and nonforfeitable to the extent funded as of such date without regard to their years of Credited Service. For purposes of this Section, a Participant who has terminated employment and is not again an Employee at the time the Plan is terminated will not be an affected Participant entitled to full vesting if the Participant had no vested interest in the Plan attributable to Participating Employer contributions at the time he terminated employment. In the event of a partial termination of the Plan, the Accrued Benefits of those Participants who cease to participate on account of the facts and circumstances which result in the partial termination will become 100% vested and nonforfeitable to the extent funded as of such date without regard to their years of Credited Service.

         15.3 Allocation of Assets. In the event of the termination or partial termination of the Plan, the Trust Fund will be allocated among the Participants and Beneficiaries in the following order (except that in the event of a partial termination, such allocation will be with respect to the portion of the Trust Fund as to which such partial termination has occurred): (i) first, in the case of the benefit of a Participant or Beneficiary who was receiving payments as of the beginning of the three-year period ending on the date of the termination or partial termination of the Plan, to each such benefit, based on the provisions of the Plan (as in effect during the five-year period ending on such date) under which such benefit would be the least, and in the case of a Participant's or Beneficiary's benefit (other than a benefit described above) which would have been paid as of the beginning of such three-year period if the Participant had retired prior to the beginning of such three-year period and if his benefits had commenced (in the normal form of payment) as of the beginning of such period, to each such benefit based on the provisions of the Plan (as in effect during the five-year period ending on such date) under which such benefit would be the least; (ii) second, to all other benefits under the Plan subject to guarantee by the Pension Benefit Guaranty Corporation; (iii) third, to all other nonforfeitable benefits under the Plan not subject to guarantee by the Pension Benefit Guaranty Corporation; and (iv) fourth, to all other benefits under the Plan.

         15.4 Withdrawal by Participating Employer. A Participating Employer may withdraw from participation in the Plan only with the approval of the Board. If any Participating Employer withdraws from the Plan, a copy of resolutions of the board of directors of the Participating Employer adopting such action, certified by the secretary of such board of directors and reflecting approval by the Board, will be delivered to the Committee as soon as it is administratively feasible to do so, and the Committee will communicate such action to the Trustee and to the Employees of the Participating Employer.

         15.5    Prevention of Discrimination on Early Plan Termination.

                 (a) Restricted Employees. Notwithstanding any provisions of the Plan other than Article 12 to the contrary, the benefits provided by Participating Employer contributions for Participants who are among the 25 highest paid Employees at the time the Plan is established and whose anticipated annual benefit exceeds $1,500 will be restricted as provided in subsection (c) upon the occurrence of any of the conditions described in subsection (b).

                 (b) Conditions for Restriction. The restrictions set forth in this Section will apply under any of the following conditions: (i) the Plan is terminated within 10 years after its establishment; (ii) the benefits of such highest paid Employee become payable within 10 years after the establishment of the Plan; or (iii) if the Plan is not subject to the minimum funding standards of Code section 412 (without regard to Code section 412(h)(2)), the benefits of such Employee become payable after the Plan has been in effect for 10 years, and the full current costs of the Plan for the first 10 years have not been funded.

                 (c) Effect of Restriction. Participating Employer contributions which may be used for the benefit of an Employee described in subsection (a) will not exceed the greater of $10,000, or 20% of the first $50,000 of the

Employee's Compensation multiplied by the number of years between the date of the establishment of the Plan and (i) if the condition described in subsection
(b)(i) applies, the date of the termination of the Plan, (ii) if the condition described in subsection (b)(ii) applies, the date the benefits become payable, or (iii) if the condition described in subsection (b)(iii) applies, the date of the failure to meet the full current costs.

                 (d) Amendment of Plan. If the Plan is amended so as to increase the benefit actually payable in event of the subsequent termination of the Plan, or the subsequent discontinuance of contributions thereunder, then the provisions of this Section will be applied to the Plan as so amended as if it were a new plan established on the date of amendment. The original group of 25 Employees (as described in subsection (a)) will continue to have the limitations in subsection (c) apply as if the Plan had not been amended. The restrictions relating to the amended Plan will apply to benefits or funds for each of the 25 highest paid Employees on the effective date of the change, except that such restrictions need not apply with respect to any Employee in this group for whom the normal annual pension or annuity provided by Participating Employer contributions prior to that date and during the ensuing ten years, based on his rate of Compensation on that date, could not exceed $1,500.

                 The Participating Employer contributions which may be used for the benefit of each Participant in the new group of 25 highest paid Employees will be limited to the greatest of (i) the Participating Employer contributions (or funds attributable thereto) which would have been applied to provide the benefits for the Employee if the previous plan had been continued without change; (ii) $20,000; or (iii) the sum of the Participating Employer contributions (or funds attributable thereto) which would have been applied to provide benefits for the Employee under the previous plan if it had been terminated the day before the effective date of change, and an amount computed by multiplying the number of years for which the current costs of the Plan after that date are met by 20% of the Employee's annual Compensation or $10,000, whichever is smaller.

                 (e) Modification of Restriction. Notwithstanding the above limitations, the following limitations will apply if they would result in a greater amount of Participating Employer contributions being used for the benefit of the restricted Employee: (i) in the case of a "substantial owner" (as defined in Section 4022(b)(5) of

ERISA), a dollar amount which equals the present value of the benefit guaranteed for such Employee under Section 4022 of ERISA, or if the Plan has not terminated, the present value of the benefit that would be guaranteed if the Plan terminated on the date the benefit commences, determined in accordance with regulations of the Pension Benefit Guaranty Corporation; and (ii) in the case of the other restricted Employees, a dollar amount which equals the present value of the maximum benefit described in Section 4022(b)(3)(B) of ERISA (determined on the earlier of the date the Plan terminates or the date benefits commence, and determined in accordance with regulations of the Pension Benefit Guaranty Corporation) without regard to any other limitations in
Section 4022 of ERISA.

                 (f) Special Rule for Plan Termination. If, as of the date the Plan terminates, the value of Plan assets is not less than the present value of all Accrued Benefits (whether or not nonforfeitable), distributions to each Participant equal to the present value of that Participant's Accrued Benefit will not be discriminatory if the formula for computing benefits as of the date of termination is not discriminatory. For the purpose of this subsection, all present values and the value of Plan assets will be computed using assumptions satisfying Section 4044 of ERISA.

                 (g) Special Rule for Single Sum Payment. Notwithstanding the otherwise applicable restrictions under this Section, a Participant's otherwise restricted benefit may be distributed in full upon depositing with an acceptable depository property having a fair market value equal to 125% of the amount which would be repayable as a distribution in excess of the permitted amount had the plan terminated on the date of the single sum payment. If the market value of the property held by the depository falls below 110% of the amount which would be repayable if the plan were then to terminate, additional property necessary to bring the value of the property held by the depository up to 125% of such amount will be deposited.

                 (h) Special Rule for Disability or Normal Retirement Benefits. The provisions of this Section will not restrict the current payment of full disability or retirement benefits under the Plan for any retired or disabled restricted Participant if (i) the Participating Employer contributions which may be used for any such Participant in accordance with the restriction contained in subsection (a) are applied either to provide level amounts of annuity in the normal form of benefit provided for under the Plan for such Participant at retirement (or, if he has already retired, beginning immediately), or to provide level amounts of annuity in an optional form of benefit provided under the Plan if the level amount of annuity under such optional form of benefit is not greater than the level amount of annuity under the normal form of benefit provided under the Plan; (ii) the annuity thus provided is supplemented to the extent necessary to provide the full retirement benefit in the normal form under the Plan by current payments to such Participant as such benefits become due; and (iii) such supplemental payments are made at any time only if the full current costs of the Plan have been met, or the aggregate of such supplemental payments for all such Participants does not exceed the aggregate Participating Employer contributions already made under the Plan in the current Plan Year.

                 (i) Use of Excess Funding. Excess funding arising from the application of the limitations of this Section upon the benefits of the restricted Participants will first be applied in a nondiscriminatory manner to provide for the Accrued Benefits of nonrestricted Participants. After the satisfaction of the liabilities for Accrued Benefits of such nonrestricted Participants, any remaining excess funding will be applied to provide for the restricted portion of the Accrued Benefits of restricted Participants in a nondiscriminatory manner.

         15.6 Residual Assets. Except as otherwise provided herein, no part of the Trust Fund will be recoverable by the Participating Employers from the Trust Fund or from any Participant, Beneficiary, spouse or other person, or be used for or diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries and spouses, except that any portion of the Trust Fund which remains after the satisfaction of all liabilities to such Participants, Beneficiaries, and spouses determined under the provisions of Sections 15.3 and 15.5 will, upon termination of the Plan, be distributed to the Participating Employers as directed by the Board.

                                   ARTICLE 16

                                 MISCELLANEOUS


         16.1    Reversion Prohibited.

                 (a) General Rule. Except as otherwise provided in this Section, it will be impossible for any part of the Trust Fund either (i) to be used for or diverted to purposes other than those which are for the exclusive benefit of Participants and their Beneficiaries (except for the payment of taxes and administrative expenses), or (ii) to revert to a Controlled Group Member.

                 (b) Disallowed Contributions. Each contribution of the Participating Employers under the Plan is expressly conditioned upon the deductibility of the contribution under Code section 404. If all or part of a Participating Employer's contribution is disallowed as a deduction under Code section 404, such disallowed amount (reduced by any Trust Fund losses attributable thereto) may be returned by the Trustee to the Participating Employer with respect to which the deduction was disallowed (upon the direction of the Committee) within one year after the disallowance.

                 (c) Mistaken Contributions. If a contribution is made by a Participating Employer by reason of a mistake of fact, then so much of the contribution as was made as a result of the mistake (reduced by any Trust Fund losses attributable thereto) may be returned by the Trustee to the Participating Employer (upon direction of the Committee) within one year after the mistaken contribution was made.

                 (d) Failure to Qualify. In the event the Internal Revenue Service determines that the Plan and the Trust Agreement, as amended by amendments acceptable to the Company, initially fail to constitute a qualified plan and establish a tax-exempt trust under the Code, then notwithstanding any other provisions of the Plan or the Trust Agreement, the contributions made by the Participating Employers prior to the date of such determination will be returned to the Participating Employers and the Plan and Trust Agreement will terminate.

         16.2    Bonding, Insurance and Indemnity.

                 (a) Bonding. To the extent required under ERISA, the Participating Employers will obtain, pay for and keep current a bond or bonds with respect to each Committee member and each Employee who receives, handles, disburses, or otherwise exercises custody or control of, any of the assets of the Plan.

                 (b) Insurance. The Participating Employers, in their discretion, may obtain, pay for and keep current a policy or policies of insurance, insuring the Committee members, the members of the board of directors of each Participating Employer and other Employees to whom any fiduciary responsibility with respect to the administration of the Plan has been delegated against any and all costs, expenses and liabilities (including attorneys' fees) incurred by such persons as a result of any act, or omission to act, in connection with the performance of their duties, responsibilities and obligations under the Plan and any applicable law.

                 (c) Indemnity. If the Participating Employers do not obtain, pay for and keep current the type of insurance policy or policies referred to in subsection (b), or if such insurance is provided but any of the parties referred to in subsection (b) incur any costs or expenses which are not covered under such policies, then the Participating Employers will indemnify and hold harmless, to the extent permitted by law, such parties against any and all costs, expenses and liabilities (including attorneys' fees) incurred by such parties in performing their duties and responsibilities under this Plan, provided that such party or parties were acting in good faith within what was reasonably believed to have been the best interests of the Plan and its Participants.

         16.3 Merger, Consolidation or Transfer of Assets. There will be no merger or consolidation of all or any part of the Plan with, or transfer of the assets or liabilities of all or any part of the Plan to, any other Qualified Plan unless each Participant who remains a Participant hereunder and each Participant who becomes a participant in the other Qualified Plan would receive a benefit immediately after the merger, consolidation or transfer (determined as if the other Qualified Plan and the Plan were then terminated) which is equal to or greater than the benefit they would have been entitled to receive under the Plan immediately before the merger, consolidation or transfer if the Plan had then terminated.

         16.4 Spendthrift Clause. The rights of any Participant or Beneficiary to and in any benefits under the Plan will not be subject to assignment or alienation, and no Participant or Beneficiary will have the power to assign, transfer or dispose of such rights, nor will any such rights to benefits be subject to attachment, execution, garnishment, sequestration, the laws of bankruptcy or any other legal or equitable process. This Section will not apply to a "qualified domestic relations order". A "qualified domestic relations order" means a judgment, decree or order made pursuant to a state domestic relations law which satisfies the requirements of Code section 414(p).

         16.5 Rights of Participants. Participation in the Plan will not give any Participant the right to be retained in the employ of a Controlled Group Member or any right or interest in the Plan or the Trust Fund except as expressly provided herein.

         16.6 Gender, Tense and Headings. Whenever any words are used herein in the masculine gender, they will be construed as though they were also used in the feminine gender in all cases where they would so apply. Whenever any words used herein are in the singular form, they will be construed as though they were also used in the plural form in all cases where they would so apply. Headings of Articles, Sections and subsections as used herein are inserted solely for convenience and reference and constitute no part of the Plan.

         16.7 Governing Law. The Plan will be construed and governed in all respects in accordance with applicable federal law and, to the extent not preempted by such federal law, in accordance with the laws of the State of Texas.

                 Executed this 30th day of December, 1988.

                                       A. H. BELO CORPORATION



                                       By /s/ MICHAEL J. MCCARTHY



                                       By________________________

                                   APPENDIX A

                            PARTICIPATING EMPLOYERS



                             A. H. Belo Corporation
                   Dallas-Ft. Worth Suburban Newspapers, Inc.
                     Great Western Broadcasting Corporation
                          Gulf Television Corporation
                                   KOTV, Inc.
                        The Dallas Morning News Company
                             WFAA Television, Inc.
                             WVEC Television, Inc.





                                      A-1

                                   APPENDIX B

                       ACTUARIAL FACTORS FOR DETERMINING
                       CERTAIN EARLY RETIREMENT BENEFITS


         The following tables set forth factors for determining early retirement benefits under Section 6.5.


                                     PART I

                                   D&B FACTOR


         The D&B Factor will be determined in accordance with Table 1 if an Employee had attained age 55 and completed at least ten, but less than 35 years of service for purposes of vesting under the D&B Plan as of January 30, 1984, and in accordance with Table 2 if he had attained age 55 and completed at least 35 years of service for purposes of vesting under the D&B Plan as of January 30, 1984. If an Employee's Benefit Commencement Date is not a whole number of years prior to his Normal Retirement Date, an interpolated percentage under the applicable table will be used.


                                    TABLE 1


         Years Prior to                             Percentage of
     Normal Retirement Date                         Accrued Benefit
     ----------------------                         ---------------
               0                                         100.0%
               1                                          97.0%
               2                                          94.0%
               3                                          91.0%
               4                                          88.0%
               5                                          85.0%
               6                                          80.5%
               7                                          74.5%
               8                                          67.0%
               9                                          58.0%
              10                                          47.5%





                                      B-1

                                    TABLE 2


         Years Prior to                              Percentage of
     Normal Retirement Date                         Accrued Benefit
     ----------------------                         ---------------
             5 or less                                   100.0%
             6                                            94.7%
             7                                            87.6%
             8                                            78.8%
             9                                            68.2%
             10                                           55.9%


                                    PART II

                                  BELO FACTOR


         The Belo Factor will be determined in accordance with the following table. If an Employee's Benefit Commencement Date is not a whole number of years prior to his Normal Retirement Date, an interpolated percentage will be used.


         Years Prior to                              Percentage of
     Normal Retirement Date                         Accrued Benefit
     ----------------------                         ---------------
              0                                          100.0%
              1                                           93.3%
              2                                           86.6%
              3                                           80.0%
              4                                           73.3%
              5                                           66.7%
              6                                           63.3%
              7                                           60.0%
              8                                           56.6%
              9                                           53.3%
             10                                           50.0%





                                      B-2




                                     -66-